EXHIBIT 10.43

LEASE AGREEMENT BETWEEN

CORNERSTONE OPPORTUNITY VENTURES, LLC

LANDLORD

AND

CEJKA SEARCH, INC.

TENANT

LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”) is made this 2nd day of February, 2007,  by and between Cornerstone Opportunity Ventures, LLC, a Delaware limited liability company (“Landlord”), and Cejka Search, Inc., a Delaware corporation (“Tenant”).

WITNESSETH:

1.

DEMISED PREMISES

1.1

For and in consideration of the covenants and agreements hereinafter set forth and the rent hereinafter specifically reserved, Landlord does hereby lease unto Tenant, and Tenant does hereby lease from Landlord, twenty-seven thousand fifty-one (27,051) rentable square feet of space on the third (3rd) floor of the CityPlace Four building in Creve Coeur, Missouri (the “Building”), which space is designated as Suite #300 outlined on Exhibit A attached hereto and made a part hereof (the “Demised Premises”), and its share of common area at the Building.  The site plan of the Building is shown on Exhibit B and the Building Specifications on the date of this Lease are described on Exhibit C, both being attached hereto and made a part hereof.

1.2

Landlord shall cause the construction of the tenant finish requirements in accordance with the construction provisions set forth in Exhibit D and the tenant finish plans set forth on Exhibit D-1, attached hereto and made a part hereof (the “Tenant Finish”).  Within ten (10) business days of substantial completion of the Tenant Finish, Landlord and Tenant shall cooperate to execute a mutually agreeable “punch list” identifying any incomplete and unacceptable items in the Tenant Finish.  No later than thirty (30) days after the parties execution of said “punch list”, Landlord shall complete all items identified on said “punch list” to Tenant’s reasonable satisfaction; provided that Landlord shall have such additional time as is reasonably necessary to complete any items, so long as Landlord uses commercially reasonable efforts to promptly complete such item ..  Upon completion of all items identified on the “punch list”, Tenant shall execute a form acknowledging completion of the Tenant Finish.

1.3

Landlord and Tenant shall execute the Certificate attached hereto and made a part hereof as Exhibit E on the Lease Commencement Date (as defined below).

1.4

Notwithstanding any provision of this Lease to the contrary, Tenant rights to occupy the Demised Premises and Landlord’s obligations hereunder shall not arise unless and until Tenant shall have caused the delivery of the guaranty by Cross Country Healthcare, Inc., a _____________ corporation, in the form attached hereto as Exhibit G.  The delivery of said guaranty is a material portion of the consideration for Landlord’s execution of this Lease and Landlord shall not commence construction of the Tenant Finish until such time as Tenant has caused delivery of the signed guaranty to Landlord.

2.

TERM

This Lease shall continue in force for a term of ten (10) years from the Lease Commencement Date, which shall be the later of (a) June 15, 2007, or (b) the date Tenant receives notice from Landlord that the Tenant Finish work is substantially completed (excluding completion of minor items identified on the “punch list”) and Landlord has received a temporary occupancy permit for the Demised Premises; provided, however, Landlord shall allow Tenant non-exclusive access to the Demised Premises, without a corresponding obligation to pay Base Annual Rent, at least thirty (30) days prior to the Lease Commencement Date for the sole purposes of installing Tenant’s furniture, phones and data cabling.  Tenant shall not be obligated to pay Base Annual Rent during the period prior to the Lease Commencement Date unless it shall open for business at which time the Demised Premises and Tenant Finish shall be deemed accepted, subject only to the punch list, and the Lease Commencement Date, or Occupancy Date (as hereinafter provided), shall coincide with such opening for business.  Further, Tenant’s early access to the Demised Premises shall be subject to Tenant’s compliance with all other provisions of this Lease, including the obligations to provide insurance and indemnify, defend and hold Landlord harmless from all damages, liens, losses, claims and other liabilities that may arise from Tenant’s early non-exclusive access to the Demised Premises.  Notwithstanding the foregoing, should the Lease Commencement Date fall on a date other than the first day of a month, Tenant shall occupy the Demised Premises on the “Occupancy Date” and the Lease Commencement Date shall be deemed to be the first day of the following month and Tenant shall occupy the Demised Premises on the terms and conditions contained herein, except that the Base Annual Rent for the partial first month of occupancy shall be prorated based on the actual number of days of Tenant’s occupancy and the actual number of days in the month during which the Occupancy Date occurs.  The Lease Commencement Date (and the Occupancy Date if different) shall be specified in the Certificate described in Section 1.3 above.

3.

RENT AND ADDITIONAL RENT

3.1

Base Annual Rent.  Commencing on the Lease Commencement Date, Tenant shall pay to Landlord the Base Annual Rent as stated below:

Lease Year	Base Annual Rent per Rentable Square Foot of the Demised Premises
1	$27.90
2	$28.40
3	$28.90
4	$29.40
5	$30.40
6	$30.90
7	$31.40
8	$31.90
9	$32.40
10	$32.90

Said Base Annual Rent shall be paid in twelve equal monthly installments.  Tenant shall pay one full monthly installment of Base Annual Rent upon execution of this Lease and Landlord shall credit it against Tenant’s rent obligations coming due on and after the Lease Commencement Date.  The term "Lease Year" shall mean the twelve (12) month period beginning on the Lease Commencement Date referred to in Section 2 above, and each successive twelve (12) month period thereafter.

3.2

Operating Expenses.

(a)

In addition to the Base Annual Rent, Tenant will pay, as additional rent, its proportionate share of Landlord’s costs of operating the Building over the expenses incurred during the 2007 calendar year (the “Base Year”).  These costs shall consist of (a) real estate taxes and (b) all other costs defined in Section 3.2(c) below, which are actually incurred by the Landlord, and which are projected in Landlord’s reasonable estimation to reflect the greater of (a) the actual occupancy of the Building or (b) ninety-five percent (95%) occupancy of the Building.  Tenant’s proportionate share, subject to adjustment pursuant to Section 1.2 above, shall be twenty-six and 00/100 percent (26.00%).  Tenant’s proportionate share is calculated by dividing Tenant’s total rentable square footage by the building’s total rentable square footage, which is approximately one hundred three thousand thirty-four (103,034) rentable square feet.

(b)

Landlord shall send Tenant a statement showing the fiscal year operating expenses as soon as is practicable after the end of each calendar year; however, Landlord’s failure to provide such operating expense statement as soon as is practicable after the end of each calendar year shall in no way excuse Tenant from its obligation to pay its proportionate share of operating expenses or constitute a waiver of Landlord’s right to bill and collect such proportionate share of operating expenses from Tenant in accordance with this paragraph 3.2(b).

(c)

The costs of operating the Building (the “Operating Expenses”) shall include the following:

(i)

electricity, water, sewer and other utility charges (including surcharges) of every type and nature, but excluding electricity charges billed directly to Tenant by Landlord pursuant to Section 16.3 hereof;

(ii)

premiums and other charges incurred by Landlord with respect to all insurance relating to the Building and the operation and maintenance thereof, including, without limitation, all risk of physical damage or fire and extended coverage insurance, public liability insurance, elevator insurance, workman’s compensation insurance, boiler and machinery insurance, sprinkler leakage insurance, rent insurance, use and occupancy insurance, and health, accident and group life insurance for employees;

(iii)

management fees and personnel costs of the Building, including, but not limited to, salaries, wages, fringe benefits and other direct and indirect costs of engineers, superintendents, watchmen, porters and any other Building personnel;

(iv)

costs of service and maintenance contracts, including, but not limited to, chillers, boilers, controls, elevators, mail room, windows, security services, and management fees;

(v)

all costs, charges, and expenses, incurred by Landlord in connection with any change of any company providing electricity service, including, without limitation, maintenance, repair, installation, and service costs associated herewith;

(vi)

all other maintenance and repair expenses and supplies which are deducted by Landlord in computing its Federal income tax liability;

(vii)

amortization and/or depreciation for capital expenditures incurred by Landlord in connection with additions, replacements or improvements reasonably calculated by Landlord to reduce Operating Expenses (and only to the extent that such additions, replacements or improvements do reduce Operating Expenses), or which are incurred in connection with compliance with governmental orders;

(viii)

the costs of any additional services not provided to the Building at the Lease Commencement Date but thereafter provided by Landlord in the prudent management of the Building;

(ix)

real estate taxes;

(x)

the cost of janitorial service (allocable to the actual space in the Building being serviced);

(xi)

any Business, Professional and Occupational License tax payable by Landlord with respect to the Building;

(xii)

auditing and accounting fees including accounting fees incurred in connection with the preparation and certification of any and all statements required under this Lease;

(xiii)

all miscellaneous taxes (including, without limitation, all sales and excise taxes on the expenditures enumerated in this Section) applicable to the Building and any taxes imposed on personal property in the Building owned by Landlord;

(xiv)

the cost of licenses, permits and similar fees and charges; and any other costs and expenses, including reasonable attorney’s fees, incurred by Landlord in maintaining or operating the Building.

Notwithstanding anything to the contrary, Operating Expenses shall not include the following:

(i)

Any ground lease rental;

(ii)

Costs incurred by Landlord for the repair of damage to the Building to the extent that Landlord is reimbursed by insurance or condemnation proceeds or by tenants, warrantors or other third persons;

(iii)

Depreciation, amortization and interest payments, except as specifically permitted elsewhere in the Lease, and except upon materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

(iv)

Marketing costs including leasing commissions, attorney’s fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

(v)

Except as permitted elsewhere in this Lease, costs of a capital nature, including without limitation, capital improvements, capital replacements, capital repairs, capital equipment and capital tools, all as determined in accordance with generally accepted accounting principles consistently applied or otherwise (“Capital Items”);

(vi)

Interest, principal, points and fees on debt or amortization on any mortgage, deed of trust or other debt encumbering the Building;

(vii)

Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant or other occupants’ improvements made for tenants or other occupants in the Building, or incurred in renovating or otherwise improving, decorating painting or redecorating space used exclusively by tenants or other occupants of the Building, including space planning and interior design costs and fees;

(viii)

Attorney’s fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Building or attorney’s fees and other costs and expenses in, settlement, judgments incurred in connection with potential or actual claims pertaining to Landlord, the Building; provided, however, that Operating Expenses shall include those attorneys’ fees and other costs and expenses incurred in connection with disputes or claims relating to items of Operating Expenses, enforcement of rules and regulations of the Building, and such other matters relating to the maintenance of standards required of Landlord under the Lease Agreement may be included in Operating Expenses;

(ix)

Expenses in connection with services or other benefits which are not offered to Tenant, or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Building;

(x)

Costs incurred by Landlord due to the violation by Landlord of the terms and conditions of any lease of space in the Building;

(xi)

Overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services provided to the Building to the extent the same exceeds the costs that would generally be charged for such goods and/or services if rendered on a competitive basis, based upon a standard of comparable buildings by unaffiliated third parties capable of providing such services; provided, however, that nothing in this subparagraph (xi) shall restrict Landlord’s right to employ an affiliate of Landlord, including but not limited to The Koman Group, L.L.C., to manage the Building, to pay such affiliate administrative, management fee and other compensation and to include such aggregate amount in Operating Expenses;

(xii)

Costs of Landlord’s general corporate overhead, except to the extent that such overhead is directly attributable to the management, maintenance and repair of the Building;

(xiii)

All items and services for which Tenant or any other tenant in the Building reimburses Landlord (other than through operating expense pass-through provisions);

(xiv)

Electric power costs for which any tenant directly contracts with the local public service company;

(xv)

Costs arising form Landlord’s charitable or political contributions;

(xvi)

Rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a capital improvement which is specifically excluded above, excluding, however, equipment not affixed to the Building which is used in providing janitorial or similar services;

(xvii)

Rentals and other related expenses incurred in leasing HVAC systems, elevators or other equipment ordinarily considered to be Capital Items, except for (1) expenses in connection with making repairs on or keeping project systems in operation while repairs are being made and (2) costs of equipment not affixed to the Building which is used in providing janitorial or similar services;

(xviii)

Advertising and promotional expenditures;

(xix)

Costs incurred in connection with upgrading the common areas of the Building to comply with handicap (including ADA), life, fire and safety codes as such codes are interpreted to apply to the Building by the responsible public officials prior to the Lease Commencement Date;

(xx)

Tax penalties incurred as a result of Landlord’s negligence, inability or unwillingness to make payments and/or to file any income tax or informational returns when due;

(xxi)

Notwithstanding any contrary provision of this Lease, including, without limitation, any provision relating to capital expenditures, any and all costs arising form the presence of hazardous materials or substances in or about the Building including, without limitation, hazardous substances in the ground water or soil;

(xxii)

Costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including entity accounting and legal matters, costs of defending any lawsuits with any deed of trust holder (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building, or costs of any disputes between Landlord and its employees (if any) not engaged in Building operation, disputes of Landlord with Building management;

(xxiii)

Costs of signs in or on the Building (other than building directory signs) identifying the owner of the Building or other tenant’s signs;

(xxiv)

Except as expressly provided to the contrary in this Lease Agreement, any other expense that, under generally accepted building operation, consistently applied, would not be considered a normal maintenance or operating expense.

(d)

Tenant shall make monthly payments to Landlord on account of estimated increases in Operating Expenses for each calendar year.  Landlord shall submit to Tenant an estimate as soon as practicable after the end of each calendar year.  Following its receipt of each such estimate, Tenant shall pay to Landlord, monthly, on the first day of each month through and including the month in which Tenant receives Landlord’s next such estimate, an amount equal to one-twelfth (1/12th) of Tenant’s proportionate share of estimated increases in Operating Expenses.  Each year Landlord shall also deliver to Tenant a statement of the Operating Expenses actually incurred during the immediately preceding calendar year.  If Tenant’s total payments on account of estimated increases in Operating Expenses made through December of the immediately preceding calendar year exceed the amount of the increase actually due for the calendar year, Landlord shall at its option, either refund the difference directly to the Tenant or credit Tenant’s rent and/or additional rent obligations coming due thereafter.  If, on the other hand, such payments were less than the amount of the increase actually due, Tenant shall pay the difference to Landlord with its next rent due provided Landlord has delivered to Tenant the statement of Operating Expenses at least fifteen (15) days prior thereto.  If delivered after such date, Tenant shall pay the difference to Landlord with the next successive payment of rent.  Tenant’s liability for its proportionate share of increases in Operating Expenses for the last calendar year of the term of this Lease shall survive the expiration of the Lease.  Similarly, Landlord’s obligation to refund to Tenant the excess, if any, of the amount of Tenant’s payment on account of estimated increases for such last calendar year over Tenant’s actual liability therefor shall survive the expiration of the term of this Lease.  Landlord may at any time or from time to time furnish to Tenant a revised estimate for any calendar year and in such case Tenant’s payments on account of estimated increases for such calendar year shall be adjusted accordingly.  Within thirty (30) days after receipt of Landlord’s statement, Tenant or its authorized employee shall have the right to inspect the books of Landlord during the business hours of Landlord at Landlord’s office in the Building for the purpose of verifying information in such statement.  Unless Tenant asserts specific error(s) to Landlord in writing within forty-five (45) days after delivery of such statement, the statement shall be deemed to be correct.

(e)

No decrease in Taxes and/or Operating Expenses shall reduce Tenant’s rent below the Base Annual Rent set forth in Section 3.1 hereinabove.

3.3

Rent Payments.  Payments of Base Annual Rent and any additional rent shall be paid in advance on the first (1st) day of each and every month during the term of this Lease, with appropriate proration for the first and last months.  Base Annual Rent and any additional rent shall be paid by electronic funds transfer, per instructions to be provided by Landlord to Tenant, payable to Landlord or to such other person, firm or corporation as Landlord may designate in writing.

3.4

Delinquent Rent Payments.  Any installment of Base Annual Rent, or any additional rent, which is not received by Landlord within five (5) days after the same becomes due and payable, and receipt of written notice of such nonpayment, shall obligate Tenant to pay, as additional rent, a late fee equal to the amount owed with an interest cost of the lesser of prime plus four percent (4%) or the maximum amount permitted by law for each and every month or part thereof that such rent remains unpaid, said additional rent to be payable with the next monthly installment of rent.  In addition, if the Tenant defaults in the making of any payment or the doing of any act herein required to be made or done by Tenant, then the Landlord may, but shall not be required to, make such payment or do such act, and the amount of the expense thereof, if made or done by Landlord, shall be paid by Tenant to Landlord together with a penalty accruing of any outstanding amount owed to Landlord of the lesser of prime plus four percent (4%) or the maximum amount permitted by law as long as such expense remains unpaid, and shall constitute additional rent hereunder due and payable with the next monthly installment of Base Annual Rent.  The provisions of this Section shall not be deemed to affect Landlord’s right to pursue any of its remedies under Section 20 hereof.

4.

USE OF DEMISED PREMISES

4.1

The Tenant shall use and occupy the Demised Premises for general office purposes and for no other purpose whatsoever.  The Tenant shall not use or permit the Demised Premises or any part thereof to be used for any disorderly, unlawful, or hazardous purpose and will not manufacture any commodity therein.  Tenant shall comply with all present and future laws, ordinances (including zoning ordinances and land use requirements), regulations and orders of all governmental and/or quasi-governmental authorities having jurisdiction over the Demised Premises.

4.2

Tenant shall pay any business, rent or other taxes that are now or hereafter levied upon Tenant’s use or occupancy of the Demised Premises, the conduct of Tenant’s use or occupancy of the Demised Premises, or Tenant’s business in the Demised Premises, or Tenant’s equipment or other personal property, other than taxes relating to Landlord’s income.  In the event that any such taxes are enacted, changed or altered so that any of such taxes are levied against Landlord, or the mode of collection of such taxes is changed so that Landlord is responsible for collection or payment of such taxes, Tenant shall pay any and all such taxes to Landlord upon written demand from Landlord.

4.3

The Tenant will not do, or permit anything to be done in the Demised Premises or the Building of which they form a part or bring or keep anything therein which shall, in any way, be illegal or increase the rate of fire or other insurance on the Building, or on the property kept therein, or obstruct, or interfere with the rights of other tenants, or in any way injure them, or those having business with them or conflict with them, or conflict with the fire laws or regulations, or with any statutes, rules or regulations enacted or established by the City of Creve Coeur or other governmental entity.

5.

MAINTENANCE AND REPAIR

5.1

Tenant will keep the Demised Premises and the fixtures and equipment therein  (other than major structural elements of the Building, which are the responsibility of Landlord, as provided in Section 5.3 below) in a clean, safe and sanitary condition, will take good care thereof, will suffer no waste or injury thereto, and will, at the expiration or other termination of the term of this Lease, surrender the same, broom clean, in the same order and condition in which they are on the Lease Commencement Date, except for ordinary wear and tear and damage by the elements, fire and other casualty not due to the negligence of the Tenant.

5.2

If Tenant shall fail to make any repairs or to perform any maintenance which it is obligated to make or perform under this Lease within ten (10) days after written notice from Landlord to do so, or in the event of any emergency, Landlord may make or perform the same for the account of Tenant, without liability to Tenant for any loss or damage that may accrue to Tenant’s fixtures or other property or to Tenant’s business by reason thereof, so long as said damage or loss is not due to Landlord’s negligence and Tenant shall pay, as additional rent, within thirty (30) days after Landlord shall have billed Tenant therefore, Landlord’s reasonable and actual out-of-pocket cost for making such repairs and/or performing such maintenance (such cost may include a reasonable amount for Landlord’s overhead).  Nothing herein contained shall imply any duty on the part of Landlord to do any such work which under any provision of this Lease Tenant may be required to do, nor shall it constitute a waiver of Tenant’s default in failing to do the same.

5.3

Landlord shall keep the Building in a clean, safe and sanitary condition and take good care thereof.  Landlord shall promptly make all necessary repairs to the structure of the Building and the mechanical, electrical, plumbing, heating and air conditioning systems therein, except with respect to any items installed or constructed by Tenant and except where the repair has been made necessary by misuse or neglect by Tenant or Tenant’s agents, servants, visitors or licensees.  This obligation to repair does not impose upon Landlord an obligation to make repairs other than during normal business hours except in emergency situations.  Landlord will use its best efforts to make such repairs in a timely fashion.  If Landlord on its part fails to make any repair after a ten (10) day written notice from Tenant, Tenant may perform the repair and submit an invoice to Landlord.  Tenant is to notify Landlord in writing of the repair and provide Landlord with a copy of the bid to perform such repair before it releases any work, except in the case of an emergency, in which case Tenant shall endeavor to notify the Landlord as soon as practical.

5.4

Within fifteen (15) days of the expiration or termination of this Lease, Tenant, at its sole cost and expense, shall remove from the Demised Premises all cabling and wiring, including but not limited to, telecommunication and data cabling, installed by or for Tenant.  The provisions of this Section 5.4 shall survive the expiration and/or termination of this Lease.

6.

UTILITY DEREGULATION

6.1

Landlord hereby advises Tenant that presently Ameren UE (the “Electric Service Provider”) is the utility company selected by Landlord to provide electric service for the Building.  Notwithstanding the foregoing, if permitted by law, Landlord shall have the right at any time and from time to time during the Lease Term to either contract for service from a different company or companies providing electricity service (each such company shall hereinafter be referred to as an “Alternate Service Provider”) or continue for service from the Electric Service Provider.

6.2

Tenant shall cooperate with Landlord, the Electric Service Provider and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, Electric Service Provider and any Alternate Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring, and any other machinery within the Demised Premises.

6.3

Unless attributable to Landlord’s negligence, Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Demised Premises, or if the quantity or character of the electric energy supplied by the Electric Service Provider or any Alternate Service Provider is no longer available or suitable for Tenant’s requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease.

7.

ALTERATIONS

7.1

Tenant will not make or permit anyone to make any alterations, additions or improvements (hereinafter referred to as “Alterations”) in or to the Demised Premises or the Building,

other than cosmetic alterations which will not affect building systems or structure without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.  As a condition precedent to such written consent of Landlord, Tenant agrees to obtain and deliver to Landlord upon completion, written, unconditional waivers of mechanics’ and material men’s liens against the Building and the land upon which it is situated from all proposed contractors, sub-contractors, laborers and material suppliers for all work, labor and services that were performed and materials furnished in connection with Alterations.  If, notwithstanding the foregoing, any mechanic’s lien is filed against the Demised Premises, the Building, and/or the land on which the Building is located, for work or materials done for, or furnished to, Tenant (other than for work or materials supplied by Landlord), such mechanic’s lien shall be discharged by Tenant the earlier of (a) the date a responsive pleading is due in any such lien action, or (b) ten (10) days thereafter, at Tenant’s sole cost and expense, by the payment thereof or by the filing of any bond required by law.  If Tenant shall fail to discharge any such mechanic’s lien, Landlord may, at its option, discharge the same and treat the cost thereof as additional rent hereunder, payable with the monthly installment of Base Annual Rent next becoming due; and such discharge by Landlord shall not be deemed to waive the default of Tenant in not discharging the same.  Tenant will indemnify and hold Landlord harmless from and against any and all expenses, including reasonable attorney’s fees, liens, claims or damages to any person or property which may or might arise by reason of the making by Tenant of any Alterations.  Landlord will in turn indemnify and hold Tenant harmless from and against any and all expenses (including reasonable attorney’s fees), liens, claims or damages to any person or property which may or might arise by reason of the making of Landlord of any Alterations.

7.2

Alterations may be made only at Tenant’s expense, by contractors or subcontractors approved by Landlord, which approval shall not be unreasonably withheld or delayed, and only after Tenant has obtained all necessary permits from governmental authorities having jurisdiction and has furnished copies of the permits to Landlord.  Landlord shall have the right to have the making of any Alterations supervised by its architects, contractors or workmen.  All Alterations that affect or in any way relate to the mechanical, electrical, plumbing, heating, air conditioning, or structural systems of the Building shall be done only by Landlord or Landlord’s contractor or agent at Tenant’s expense.  Landlord will use its best effort to perform the work at a reasonable cost.

7.3

If any Alterations are made without the prior written consent of Landlord, Landlord may correct or remove the same, and Tenant shall be liable for all reasonable expenses so incurred by Landlord.  All Alterations in or to the Demised Premises or the Building made by either party shall immediately become the property of Landlord and shall remain upon and be surrendered with the Demised Premises as a part thereof at the end of the term hereof; provided however, Tenant shall have the right to remove, prior to the expiration of the term of this Lease, all movable furniture, furnishings or equipment installed in the Demised Premises at the expense of Tenant, and if such property of Tenant is not removed by Tenant prior to the expiration or termination of this Lease, the same shall, at Landlord’s option, become the property of Landlord and shall be surrendered with the Demised Premises as a part thereof.  Should Landlord elect that Alterations installed by Tenant be removed upon the expiration or termination of this Lease, it shall so advise Tenant at the time of its providing consent to such Alterations,

Tenant shall remove the same at Tenant’s sole cost and expense, and if Tenant fails to remove the same, Landlord may remove the same at Tenant’s expense and Tenant shall reimburse Landlord for the cost of such removal together with any and all damages which Landlord may sustain by reason of such default by Tenant.

8.

ASSIGNMENT AND SUBLETTING

8.1

Tenant may not assign, transfer, mortgage or encumber this Lease, nor shall any assignment or transfer of this Lease be effectuated by operation of law or otherwise, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed; provided, however Tenant may automatically and without Landlord’s consent (but providing written notice to Landlord thereof at  least thirty days in advance thereof) assign the Lease to an affiliate or majority owned entity of Tenant which affiliate or majority owned entity shall have a net worth equal to or greater than Tenant on the date hereof.  The withdrawal or change, whether voluntary, involuntary or by operation of law, of persons or entities owning a controlling interest in Tenant, or the sale of Tenant’s business, shall be deemed a voluntary assignment of this Lease and subject to the provisions of this Section.  Tenant’s failure to comply with the foregoing sentence shall be deemed to be a material breach of this Lease by Tenant.

8.2

Tenant shall not sublease the Demised Premises or any part thereof or transfer possession or occupancy thereof to any person, firm or corporation without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

8.3

In the event Tenant subleases or assigns all or part of the Demised Premises at a rental per square foot that is higher than the rental being paid by Tenant hereunder or in exchange for Tenant’s receipt of any bonus or lump sum payment, Landlord shall be entitled to receive and Tenant shall promptly pay as additional rent fifty percent (50%) of any excess rental, bonus and/or lump sum payment which may inure to Tenant’s benefit as a result of any such assignment or subletting regardless of Landlord’s consent thereto.  Landlord will receive the excess rental, if any, within ten (10) days of Tenant’s receipt of same.

8.4

In the event Tenant desires to sublease or assign all or any part of the Demised Premises, Tenant shall give written notice thereof to Landlord.  Landlord shall have the right, within ten (10) days after receipt of written notice from Tenant of Tenant’s desire to sublease or assign all or part of the Demised Premises, to retake such Demised Premises from Tenant and to terminate this Lease with respect to any such space so taken.

8.5

Any sublease or assignment shall be subject to the following conditions:

(a)

Tenant’s successor shall be acceptable as a first class user of office space in Landlord’s reasonable opinion.

(b)

At the time of making such assignment or sublease, there is no default under any of the agreements, terms, covenants and conditions on the part of the Tenant to be performed under this Lease.

(c)

Such assignment or sublease shall be in writing, shall certify the amount of rental, bonus and/or lump sum payment paid or to be paid to Tenant, shall contain an agreement on the part of the assignee or subtenant to abide by all of the terms and provisions of this Lease, except for the payment of

Base Annual Rent and additional rent, and shall be duly executed and acknowledged by Tenant and Tenant’s assignee or subtenant.  A copy of the sublease must be supplied to the Landlord within thirty (30) days after full and final execution.

(d)

Such assignment or sublease shall expressly prohibit the assignee or subtenant from removing any of the Landlord’s personal property from the Demised Premises without the Landlord’s express written consent.

(e)

No assignment or sublease shall obligate Landlord to make any Alterations (as that term is defined in Section 8 above) nor to do any finishing or remodeling work in or to all or any part of the Demised Premises, nor shall any such assignment or sublease result in a decrease of any amounts payable to Landlord pursuant to the terms of this Lease.

(f)

No assignment or sublease shall release or discharge, in whole or in part, Tenant’s liability for the full performance of the agreements, terms, covenants and conditions contained in this Lease.

(g)

If all or any part of the Demised Premises shall be subleased or occupied by any person or entity other than the Tenant, the Landlord may, after default by the Tenant, collect Base Annual Rent and any additional rent from any such subtenant(s) or occupant(s), and apply the amount collected to the rent reserved herein, and Tenant hereby assigns to Landlord the Base Annual Rent and any additional rent due from any subtenant or assignee of Tenant and hereby authorizes each such subtenant or assignee to pay said Base Annual Rent and any additional rent directly to Landlord but no such collection shall be deemed a waiver of any agreement, term, covenant or condition hereof nor the acceptance by the Landlord of any subtenant or occupant as Tenant.

(h)

Wherever notice, demand, request, or any other communication of any nature is required to be given by the Landlord or by any mortgagee to the Tenant, no such notice, demand, request, or communication shall, in any event, be required to be given to any such assignee or subtenant, and any notice, demand, request or communication shall be given only to the Tenant herein.

(i)

Any assignment or subletting permitted hereunder shall be for the initial term only, and shall not include any option or renewal rights now existing or hereafter granted by Landlord.

8.6

If Landlord withholds approval to the proposed subletting or assignment, this Lease shall remain in full force and effect.  In the event Landlord does not exercise any of its rights specified in this Section 8, or does not respond to Tenant’s request for Landlord’s consent to an assignment or sublease, within ten (10) days after Tenant’s request therefore, Landlord shall be deemed to have withheld approval of the sublease or assignment.  If Tenant thereafter completes a sublease or assignment with a third party, such sublease or assignment shall be null and void.

9.

INSTALLATIONS AFFECTING BUILDING AND BUILDING SYSTEMS

9.1

Landlord shall have the right to prescribe the weight and method of installation and position of safes, heavy fixtures, shelving, files, library stacks, equipment or machinery and Tenant will not install any such items which would place a load upon any floor exceeding the floor load per square foot which such floor was designed to carry.  The live load for the building is one hundred pounds per square foot, with allowable reductions per BOCA.  All damage done to the Building or any part thereof by taking in or removing a safe or any other article of Tenant’s office equipment, or due to its being in the Demised Premises, shall be repaired at the reasonable expense of the Tenant.  No freight, furniture, or other bulky matter of any description will be received into the Building or carried in the elevators, except as approved by the Landlord.  All moving of furniture, material, and equipment shall be subject to the supervision of the Landlord, who shall, however, not be responsible for any damage to or charges for moving the same.  Tenant agrees to promptly remove from the public area adjacent to the Building and from any common area within the Building any of Tenant’s merchandise or property there delivered or deposited.

9.2

Except as may be specifically permitted by the terms of this Lease, Tenant shall not install or use any equipment of any kind or nature whatsoever which will or may necessitate any changes, replacements or additions to or require the use of the water, plumbing, heating, air-conditioning, or electrical system of the Demised Premises without the prior written consent of the Landlord, which consent shall not be unreasonably withheld.  In addition, only Landlord or Landlord’s contractor or agent at Tenant’s reasonable expense shall do all of the work described in the foregoing sentence.  Landlord will use its best efforts to secure a competitive price for the work to be performed.  Landlord’s consent shall not be unreasonably withheld or delayed, but may be conditioned upon the payment by the Tenant of additional rent as compensation for such excess consumption of utilities and the payment for other alterations as may be required for such equipment, as and if established by appropriate engineers.

10.

ACCESS

Tenant agrees to allow Landlord, its agents or employees to enter the Demised Premises at all reasonable times and upon reasonable notice (except in case of emergency, in which event Landlord may enter the Demised Premises without notice) to examine, inspect or protect the same or to prevent damage or injury to the same; to make such alterations and repairs as the Landlord may deem necessary; or to exhibit the same to prospective tenants during the last twelve (12) months of the term.

Landlord will provide Tenant with forty (40) access cards at no charge.  Each additional or replacement access card requested by Tenant shall be at a charge to Tenant of Fifteen Dollars ($15.00) per card.

11.

COVENANTS OF LANDLORD

11.1

Landlord covenants that it has the right to make this Lease for the term aforesaid, and that if Tenant shall pay all rent when due and punctually perform all of the covenants, terms, conditions and agreements of this Lease to be performed by Tenant, Tenant shall, during the term hereby created, freely, peaceably and quietly occupy and enjoy the full possession of the Demised Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject, however, to the provisions of this Lease, including but not limited to the Rules and Regulations and the provisions of Section 11.2 below.

11.2

Landlord hereby reserves to itself and its successors and assigns the following rights (all of which are hereby consented to by Tenant): (1) to change the platting, street address and/or name of the Building and/or the arrangement and/or location of entrances passageways, atria, doors doorways, corridors, elevators, stairs, toilets, or other public parts of the Building; (2) to erect, use and maintain pipes and conduits in and through the Demised Premises; (3) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building not inconsistent with Tenant’s permitted use of the Demised Premises; and (4) the exclusive right to use and/or lease the roof areas, and the sidewalks and other exterior areas; provided such acts do not impair Tenant’s ability to conduct business in the normal course.  Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or of Tenant’s use or occupancy of the Demised Premises.

12.

RULES AND REGULATIONS

Tenant, its agents, employees and invitees shall abide by and observe the rules and regulations attached hereto as Exhibit F.  Tenant, its agents, employees and invitees shall abide by and observe such other reasonable rules or reasonable regulations which will be enforced in a uniform and non-discriminating manner by Landlord as may be promulgated from time to time by Landlord for the operation and maintenance of the Building provided that the same are not inconsistent with the provisions of this Lease, do not materially impair Tenant’s permitted use of the Demised Premises, and a copy thereof is sent to Tenant.  Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other Lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, or such other tenant’s employees, agents or invitees.

13.

SIGNS

No sign, advertisement or notice shall be inscribed, painted, affixed or displayed by Tenant on any part of the outside or the inside of the Building except (i) one building standard identification sign at the entry to the Demised Premises, (ii) one panel on the monument sign servicing the Building, and (iii) identification on the Building’s directory.  The foregoing shall be only in such place, number, size, color and style as is approved by Landlord, which approval shall not be unreasonably withheld.  If any such sign, advertisement or notice is exhibited, without Landlord’s approval, which approval shall not be unreasonably withheld, Landlord shall have the right to remove the same and Tenant shall be liable for any and all expenses incurred by Landlord for such removal.  All such signs, directories and nameplates shall be at the sole expense of Tenant and shall comply with all applicable statutes, ordinances, codes, regulations and other laws.  In the event Tenant, by exercising its rights of expansion provided herein or otherwise, expands its occupancy of the Building to not less than Thirty Two Thousand (32,000) rentable square feet, Tenant shall have the right, at its sole expense, to install exterior signage on the eastern façade of the Building.  Such exterior signage shall be only in such place, number, size, color and style as is approved by Landlord, which approval shall not be unreasonably withheld, and Tenant shall be solely responsible for the approval of all applicable governmental authorities including, without limitation, the City of Creve Coeur.  Tenant shall also be responsible for all costs associated with removal of the sign, which shall occur on or before the termination of this Lease.  Failure to remove the exterior sign shall result in Tenant’s holdover of the Demised Premises and Tenant shall be subject to the obligations set forth in Section 21 of this Lease.

14.

INSURANCE

14.1

Tenant shall procure and keep in force at its own expense during the term of this Lease, public liability and property damage insurance in a company acceptable to Landlord, naming Landlord, Landlord’s Agent, and any mortgagee of the Building as additional insured’s, with a minimum combined single limit coverage of two million dollars ($2,000,000) and including “independent contractors” coverage, broad form “contractual” liability, “personal injury” liability and a broad form CGL endorsement.  Landlord will accept a certificate showing evidence of coverage under Tenant’s umbrella insurance policy.  If at any time Tenant does not comply with the foregoing provisions of this Section, Landlord may, at its option cause such insurance to be issued and in such event Tenant shall pay the premium(s) for such insurance promptly upon Landlord’s demand.  Tenant shall, in any event, defend, indemnify, defend and save Landlord harmless from and against any and all claims, actions, damages, liability, and expenses, including reasonable attorney’s fees, for injury to persons or property, arising in whole or in part from any act or omission of Tenant, its employees, agents, contractors, customers or other visitors, except for negligence on the part of Landlord or its employees.

14.2

In addition to the above, Tenant shall maintain insurance covering all of Tenant’s leasehold improvements, trade fixtures and personal property from time to time in, on or upon the Demised Premises and any alterations, improvements, additions or changes made by Tenant thereto in an amount not less than one hundred percent (100%) of their full replacement cost from time to time during the Term of this Lease, providing protection against perils included within the standard form of fire and extended coverage insurance policy, together with insurance against sprinkler leakage or other sprinkler damage, vandalism and malicious mischief.  Any policy proceeds from such insurance, so long as this Lease shall remain in effect, shall be applied first for the repair, reconstruction, restoration or replacement of the property damaged or destroyed.

14.3

All insurance policies required to be obtained and maintained by Tenant under this Lease: (1) must be issued by insurance companies with a minimum Best rating of XIII except that Tenant may obtain insurance from or through its parent corporation, Cross Country Healthcare, Inc., provided Tenant continues to be a wholly-owned subsidiary of said parent and provided Cross Country Healthcare, Inc. maintains a tangible net worth of not less than ninety percent (90%) of its aggregate net worth on the date hereof; (2) must be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord may carry; (3) must contain an express waiver of any right of subrogation by the insurance company against Landlord and its agents; (4) must provide that the policy may not be canceled unless Landlord shall have received thirty (30) days prior written notice of cancellation; and (5) shall contain a provision that Landlord and any other parties in interest, although named as insured, shall nevertheless be entitled to recover under said policies for any loss occasioned to them, their servants, agents and employees by reason of the negligence of Tenant (or any other named insured).  Tenant shall either: a) provide a Certificate of Insurance within thirty (30) days of occupancy or b) deliver to Landlord certified copies, or duplicate originals, of each such policy or renewal policy, together with evidence of payment of all applicable premiums prior to its early, non-exclusive occupancy of the Demised Premises pursuant to Section 2 of this Lease, and at least thirty (30) days before the expiration of the expiring policies previously furnished.  Any insurance required of Tenant under this Section 14 may be carried under a blanket policy covering the Demised Premises and other locations of Tenant, provided that Tenant shall deliver to Landlord: a) a Certificate of Insurance or b) a duplicate original or certified copy of each blanket policy, or other evidence satisfactory to Landlord of blanket coverage.  Neither the issuance of any such insurance policy nor the minimum limits specified in this Section 14 with respect to Tenant’s insurance coverage shall be deemed to limit or restrict in any way Tenant’s liability arising under or out of this Lease.

14.4

Insurance Cost Increases Due to Tenant’s Activity.  In the event of increases in the insurance rates for fire insurance or other insurance carried by Landlord due to Tenant’s activity or property in or about the Demised Premises of the Building, or for improvements to the Demised Premises for which Tenant is responsible, Tenant shall be liable for such increases and shall reimburse Landlord immediately upon demand therefore.  Statements by an insurance company or by the applicable insurance rating bureau that such increases are due to such activity, property or improvements shall be conclusive evidence for determining the liability of Tenant hereunder.

14.5

Procurement of Certain Policies by Landlord.  Landlord shall procure and keep in force at its own expense during the term of this Lease public liability and property damage insurance policies with respect to building operations exclusive of the Demised Premises with not less than a combined single limit of one million dollars ($1,000,000) and general annual aggregate limit coverage of two million dollars ($2,000,000).  Such policy shall be full general liability coverage with no unusual exclusions.

14.6

Insurance on Landlord’s Building and Improvements.  In addition to the insurance described in Section 14.5 above, Landlord shall maintain insurance covering the entire Building and Landlord’s improvements and personal property from time to time in, on or upon the Building and any alterations, improvements, additions or changes made by Landlord thereto in an amount not less than ninety percent (90%) of their full replacement cost from time to time during the entire term of this Lease, providing protection against perils included within the standard form of fire and extended coverage insurance policy, together with insurance against sprinkler leakage or other sprinkler damage, vandalism and malicious mischief.  Landlord shall apply the claim payment proceeds of such insurance, subject and subordinate to the mortgagor, directly to the repair or restoration of the loss or damage to the Building that was the basis of such claim.

14.7

General Provisions Relating to Landlord’s Insurance.  All insurance policies required to be obtained and maintained by Landlord under this Lease (i) must be issued by insurance companies with a minimum Best rating of XIII; (ii) must be written as primary policy coverage and not contributing with or in excess of any coverage which Tenant may carry; (iii) must provide for a waiver of any right of subrogation by the insurance company against Tenant and its agents.

14.8

Insurance Does Not Limit Liability.  Landlord and Tenant hereby expressly agree that the insurance provisions of this Lease, including the required minimum limits set forth in Sections 14.1, 14.2, 14.5, and 14.6 of this Lease, are intended to assure that certain minimum standards of insurance protection are afforded by or on behalf of the parties.  No specification as to type, scope, amount or amounts of such insurance shall in any way be construed as a limitation or measurement of the liabilities of Tenant or Landlord arising under or out of this Lease.

15.

INDEMNITY

15.1

General Release of Landlord Liability.  Except due to Landlord’s negligence and that of its employees and agents, Tenant does hereby release, indemnify and hold Landlord harmless from and against any injury, loss, compensation or claim by Tenant, including, but not limited to, claims for the interruption of or loss to Tenant’s business, based on, arising out of or resulting from any cause whatsoever (except as otherwise provided in this Section 15) including, but not limited to, the following: repairs to any portion of the Demised Premises; interruption in the use of the Demised Premises or any equipment therein; any fire, robbery, theft, vandalism, mysterious disappearance in or on the Demised Premises; and any leakage in any part or portion of the Demised Premises or the Building, or from water, rain, ice or snow that may leak into or flow from, any part of the Demised Premises or the Building, or from drains, pipes or plumbing fixtures in the Building.  Any goods, property or personal effects stored or placed by Tenant, its employees or agents in or about the Demised Premises shall be at the sole risk of Tenant and Landlord shall not in any manner be held responsible therefore.  Notwithstanding the foregoing provisions of this Section 15.1, Landlord shall not be released from liability to Tenant or any other person or entity for any injury to any natural person or to any property of Tenant caused by the negligence of Landlord or its employees.

15.2

Landlord assumes no liability or responsibility whatsoever with respect to the conduct and operation of the business to be conducted by Tenant in the Demised Premises.  Landlord shall not be liable for any accident to or injury to any person or persons or property in or about the Demised Premises which are caused by the conduct or operation of said business or by virtue of equipment or property of Tenant in said Demised Premises, and Tenant agrees to hold the Landlord harmless against all such claims.

15.3

Tenant will indemnify Landlord and hold Landlord harmless from and against any loss, damage or liability, including reasonable attorney’s fees, occasioned by or resulting from any default hereunder or any wrongful or negligent act on the part of the Tenant, its agents, servants, employees, invitees, clients or persons authorized on the Demised Premises by Tenant.  Landlord will indemnify Tenant and hold Tenant harmless from and against any loss, damage or liability, including reasonable attorney’s fees, occasioned by or resulting from any default hereunder or any wrongful or negligent act on the part of the Landlord, its agents, servants, employees, authorized on the Demised Premises by Landlord.

15.4

In the event that at any time during the term of this Lease Tenant shall have a claim against Landlord, Tenant shall not have the right to set off or deduct the amount allegedly owed to Tenant from any rent or other sums payable to Landlord hereunder.

16.

SERVICES

16.1

Landlord will provide the following services:

a.

Automatically operated elevator service twenty-four (24) hours per day, seven (7) days a week.  Access to the Building after Normal Business Hours, which are 7:00 a.m. to 6:00 p.m., Monday through Friday and 8:00 a.m. to 12:00 p.m., Saturday shall be via the Building card access system.

b.

Heat, ventilation and air conditioning (“HVAC”) when necessary to provide a seasonable temperature (subject to governmental regulations) for normal occupancy and use of the Demised Premises during Normal Building Hours.  No regular HVAC service will be provided on Sunday or recognized legal holidays. In the event Tenant requests the use of Building HVAC after Normal Business Hours, Tenant shall pay for such use at an hourly rate of Eighteen and 50/100 Dollars ($18.50) per hour with a two (2) hour minimum.

c.

Electricity for building standard lighting during Normal Building Hours.  If Tenant regularly utilizes the Demised Premises beyond Normal Building Hours, electricity for building standard lighting used beyond Normal Building Hours shall be considered excess electric and Tenant agrees to pay Landlord, promptly upon demand, as additional rent hereunder for all electric consumed for the use of said after-hours lighting at the average rate per unit of energy then in effect.

d.

Electricity allowance for 120/208-volt power for operation of desk-top computers, printers, fax machines, copy machines,  telephone equipment, non-standard Building lighting, and other energy consuming devices (“Office Equipment”).  In the event Landlord reasonably determines that Tenant is consuming an excessive amount of electricity, Landlord reserves the right to separately meter Tenant’s space at Tenant’s expense and Tenant agrees to pay to Landlord, promptly upon demand, as additional rent hereunder for said excessive electricity at the average rate per unit energy then in effect.  An independent engineer selected by Landlord shall reasonably determine electricity consumption.  Tenant shall have the option to have an electric meter installed at Tenant’s expense.

e.

Dedicated computer rooms and supplemental air conditioning and/or air ventilation units shall not be considered standard office equipment and shall be separately metered, at Tenant’s expense.  Tenant agrees to pay Landlord, promptly upon demand, as additional rent hereunder for all electric consumed by non-standard office equipment at the average rate per unit energy then in effect.  Whenever heat generating machines and/or equipment are used by Tenant in the Demised Premises, Landlord reserves the right to install supplementary air conditioning and or air ventilation units for the Demised Premises and the cost of installation, operation and maintenance thereof shall be paid by Tenant at rates set by Landlord as additional rent.

f.

Landlord shall perform all light tubes or bulb replacements at Tenant’s reasonable request and the cost for same shall be included as an item of Operating Expenses; provided, however, that the cost of replacing non-Building standard or specialized lights shall be replaced at Tenant’s sole cost and expense.

g.

Rest room facilities and necessary lavatory supplies, including hot and cold running water, at those points of supply provided for the general use of other tenants in the Building, and routine maintenance, painting, and electrical lighting service for all public areas and special service areas of the Building in the manner and to the extent that is standard for first-class office buildings in the St. Louis metropolitan area.

h.

Access to the Demised Premises on a full-time twenty-four hour basis, subject to such reasonable regulations and/or security systems that Landlord may impose for security purposes.

i.

Janitorial services that are standard for first-class office buildings in the St. Louis metropolitan area.

j.

Access to the front door of the Building during Normal Business Hours.  After-hours access shall be through the Building’s card access system.

Further, Tenant and its employees shall have access to all general access amenities throughout the CityPlace campus provided by Landlord from time to time for various tenants (including a fitness center, restaurant and food service, conference center), subject to generally applicable rules and regulations established by Landlord for the use and availability of such amenities, including those set forth in Exhibit F to this Lease.  The provisions of this paragraph shall survive any sale or disposition of the Building, the effect of which permits Tenant access to these and additional or replacement amenities available from time to time by the Landlord or the remainder of the CityPlace campus, but excluding amenities in facilities currently owned by persons or entities other than Landlord.  Landlord currently owns CityPlace 1, CityPlace 2, CityPlace 3, CityPlace 4 and The Oaks in the CityPlace campus.  Further, Landlord shall have the right, at its sole election, to relocate or close amenties from time to time if such closure or relocation is dictated by reasonably standard business practices (i.e., liability, financial viability, etc).

16.2

Any failure by Landlord to furnish the foregoing services as a result of governmental restrictions, energy shortages, equipment breakdowns, maintenance, repairs, strikes, scarcity of labor or materials, or from any cause beyond the control of Landlord, shall not render Landlord liable in any respect for damages to any person or property, nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from Tenant’s obligations hereunder.  If the Building equipment should cease to function properly, Landlord shall use reasonable diligence to repair the same promptly.

16.3

Tenant shall pay directly to the utility companies all costs and charges for Tenant’s consumption of utilities (other than water) under any separate meters installed for the Demised Premises and shall pay to Landlord, as additional rent, its proportionate share of electric bills rendered to Landlord under any meters shared by Tenant with another tenant or tenants. In the event the cost of any such utilities is billed to Landlord, then Tenant shall reimburse Landlord the full cost thereof, as additional rent, within ten (10) days after demand therefor.  The provision of Section 3.4 of this Lease shall apply if any payment due pursuant to this Section is not made when due.  In the event any charges for utilities billed directly to Landlord are not allocated to Tenant on the basis of Tenant’s actual usage (i.e., through the use of submeters), then such charges shall be allocated by Landlord based on the ratio of the area of the Demised Premises compared to the area serviced by the applicable meter or submeter.  In the event Landlord reasonably determines that Tenant is consuming an excessive amount of electricity due to a 24-hour computer system, any other electrical system or any reason whatsoever, Landlord reserves the right to separately meter Tenant’s space at Tenant’s sole cost and expense.

17.

PARKING

Landlord will provide Tenant parking per municipal code of the City of Creve Coeur.  This parking will be provided free of charge in the parking structure that services the Building.  Tenant shall also have the right to lease eight (8) additional spaces of reserved parking for Tenant’s exclusive use.  Eight (8) reserved parking spaces will be made available for election to lease by Tenant at a monthly rate of Seventy Five Dollars ($75.00) per space during the first (1st) year following the Lease Commencement Date.  Following the first (1st) anniversary of the Lease Commencement Date, Tenant shall continue to have the right to lease no more than eight (8) additional spaces of reserved parking solely on an availability basis and at the then current rate for reserve spaces in the Building.  All monthly payments for reserved parking spaces shall be paid in advance by Tenant as additional rent.  These reserved spaces shall be located in the garage under the Building and in a location mutually acceptable to Landlord and Tenant.

18.

DAMAGE BY FIRE OR OTHER CASUALTY

18.1

If the Demised Premises shall be damaged by fire or other casualty, not due to the negligence or fault of Tenant, Landlord shall, as soon as practicable after such damage occurs (subject to being able to obtain all necessary permits and approvals, including, without limitation, permits and approvals required from any agency or body administering environmental laws, rules or regulations, and taking into account the time necessary to effectuate a satisfactory settlement with any insurance company) repair such damage at Landlord’s expense and this Lease shall not terminate.  It is understood and agreed that the Building, whether partially or totally damaged or destroyed, need not be restored to the same condition as existed prior to such damage or destruction, provided the Building is restored to a condition architecturally harmonious and consistent with the Demised Premises and the balance of the Building.  Landlord shall not be required to expend more for any repair, rebuilding, reconstruction, restoration, or replacement of the Demised Premises and/or the Building pursuant to this Section than the amount of insurance proceeds paid to Landlord in connection therewith (or if Landlord shall be self-insured, the amount of insurance proceeds which would otherwise have been paid to Landlord had not Landlord been so self-insured).  If the Building is so substantially damaged that it is reasonably necessary, in Landlord’s judgment, to demolish the same for the purpose of reconstruction, Landlord may demolish the same, in which event Landlord may treat such demolition as if it had been caused by the same cause as that which caused the damage.

18.2

Except as otherwise provided herein, if the entire Demised Premises are rendered untenantable by reason of any such damage, all Base Annual Rent and additional rent shall abate for the period from the date of the damage to the date the damage is repaired, and if only a part of the Demised Premises are so rendered untenantable, the Base Annual Rent and additional rent shall abate for the same period in the proportion that the area of the untenantable part bears to the total area of the Demised Premises; provided, however, that if, prior to the date when all of the damage has been repaired, any part of the Demised Premises so damaged are rendered tenantable and shall be used or occupied by or through Tenant, then the amount by which the rent abates shall be apportioned for the period from the date of such use or occupancy to the date when all the damage has been repaired.  No compensation or reduction of

Base Annual Rent or additional rent will be paid or allowed by Landlord for inconvenience, annoyance, or injury to Tenant’s business arising from the need to repair the Demised Premises or the Building.

18.3

Landlord shall have no obligation to repair damage to or to replace Tenant’s personal property or any other property located in the Demised Premises, and Tenant shall within thirty (30) days after the Building is sufficiently repaired so as to permit the commencement of work by Tenant, commence to repair, reconstruct and restore or replace the Demised Premises (including fixtures, furnishings and equipment) and prosecute the same diligently to completion.

18.4

Notwithstanding the foregoing provisions, if (a) the Demised Premises shall be so damaged by fire or other casualty that they cannot be fully repaired within a reasonable period of time after the date of damage, or (b) the Building shall be so damaged by fire or other casualty that, in Landlord’s opinion, substantial alteration or reconstruction of the Building is required (whether or not the Demised Premises have been damaged or rendered untenantable), then Landlord, at its option, within one hundred eighty (180) days after the fire or other casualty, may give Tenant written notice of termination of this Lease and, in the event such notice is given, this Lease and the term shall terminate (whether or not the term shall have commenced) upon the expiration of thirty (30) days after the date of notice with the same effect as if the date of expiration of the thirty (30) days were the date initially fixed for expiration of the term, and all rents shall be apportioned as of such date.  Tenant shall have the right to terminate if the damage has not been repaired within one hundred eighty (180) days of the date the damage has occurred.

18.5

If the Demised Premises or the Building shall be damaged by fire or other casualty due to the act or omission of Tenant, or any of its employees, agents, licensees, invitees, assignees, subtenants, customers, clients, or guests, this Lease shall not terminate and Tenant shall remain fully liable to Landlord and Landlord shall retain all rights and remedies it has against Tenant pursuant to the terms of this Lease.

19.

CONDEMNATION

19.1

Tenant agrees that if the whole or a substantial part of the Demised Premises shall be taken or condemned for public or quasi-public use or purpose by any competent authority, Tenant shall have no claim against the Landlord and shall not have any right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation; and all right of the Tenant to damages for the unexpired leasehold estate and leasehold improvements that are, have become, or will become, by the terms and conditions of this Lease, the property of the Landlord, if any, are hereby assigned by the Tenant to the Landlord.  And upon such entire or substantial condemnation or taking, the term of this Lease shall cease and terminate from the date of such governmental taking or condemnation or taking, and the Tenant shall have no claim against the Landlord for the value of any unexpired term of this Lease.  If less than a substantial part of the Demised Premises is taken or condemned by any governmental authority for any public or quasi-public use or purpose, Base Annual Rent and additional rent shall be equitably adjusted on the date when title vests in such governmental authority and the Lease shall otherwise continue in full force and effect.  For purposes of this Section, a substantial part of the Demised Premises shall be considered to have been taken if more than fifty percent (50%) of the Demised Premises are thereafter unusable by Tenant.

19.2

If any part of the Building (including, without limitation, the Common Areas) is taken by condemnation so as to render, in Landlord’s reasonable judgment, the remainder unsuitable for use as an office building, Landlord shall have the right to terminate this Lease upon notice in writing to Tenant within one hundred twenty (120) days after possession is taken by such condemnation.  If Landlord terminates this Lease upon a condemnation of the Building as herein provided, it shall terminate as of the day possession is taken by the condemning authority, and Tenant shall pay rent and perform all of its other obligations under this Lease up to that date with a proportionate refund by Landlord of any Base Annual Rent and additional rent as may have been paid in advance for a period subsequent to such possession.

20.

DEFAULT

20.1

A default or event of default under this Lease shall occur if the Tenant shall:

(a)

fail to pay Base Annual Rent or any installment thereof as aforesaid, and/or any additional rent as herein provided, and/or any late fee, when the same shall become due and payable, and such default shall continue for more than five (5) days after the date such payment is due; or

(b)

default in the performance of any of the other covenants, conditions, terms, agreements, rules or regulations herein contained, or hereafter established, on the part of the Tenant to be kept and performed and such default shall continue for more than ten (10) days after Tenant’s receipt of written notice of such default from Landlord; provided, however, that if such failure is incapable of practicably being cured with diligence within such ten (10) day period and if Tenant shall proceed promptly to cure the same and thereafter shall prosecute such curing with diligence, then upon receipt by Landlord of a certificate from Tenant stating the reason such failure cannot be cured within ten (10) days and stating the estimated time necessary to fully cure such failure may be cured, shall be extended for such period as may be necessary to complete the curing of same with diligence;

(c)

be a corporate entity and shall fail to remain in good standing in the State of Missouri or the state of its creation or shall if a foreign corporate entity, fail to maintain a duly registered agent in the State of Missouri and fail to correct such failure within the time necessary to prevent dissolution or disqualification by the applicable governing authority; or

(d)

 abandon the Demised Premises during the term of the Lease, however, abandonment by Tenant shall not be deemed to have occurred as long as all Base Annual Rent and any additional rent is paid when due, regardless of whether Tenant occupies the Demised Premises.

20.2

If any of the events of default described in Section 20.1 occur, Landlord may, but shall not be obligated to, terminate this Lease by notice to Tenant upon which Tenant’s right of possession shall thereupon cease and terminate, or, without terminating this Lease, the Landlord shall be entitled to possession of the Demised Premises and to re-enter the same without demand of rent or demand of possession of the Demised Premises by process of law, notice to quit or of intention to re-enter the same being hereby expressly waived by the Tenant.  In the event of such re-entry by process of law or otherwise, the Tenant nevertheless agrees to remain liable for any and all damages which the Landlord may sustain by such re-entry including, without limitation, deficiency in or loss of Base Annual Rent, additional rent, reasonable attorney’s fees, other collection costs and all expenses of placing the Demised

Premises in first-class rentable condition, including the costs of subdividing all or part of the Demised Premises.

20.3

Whether or not this Lease and/or Tenant’s right of possession is terminated by reason of Tenant’s default, and in addition to any other remedy Landlord may have at law or in equity, following an event of default, Landlord may relet the Demised Premises or any part thereof, alone or together for such term(s) which may be greater or less than the period which otherwise would have constituted the balance of the Lease Term) and on such terms and conditions (which may include concessions of free rent and alterations of the Demised Premises) as Landlord, in its sole discretion, may determine, but Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished by reason of, any failure by Landlord to relet the Demised Premises or any failure by Landlord to collect any rent due upon such reletting.

20.4

Whether or not this Lease is terminated by reason of Tenant’s default, following an event of default, Tenant nevertheless shall remain liable for any Base Annual Rent, additional rent or damages which may be due or sustained prior to or as a result of such default, all costs, fees and expenses including, but not limited to, reasonable attorneys’ fees, brokerage fees, expenses incurred in placing the Demised Premises in first-class rentable condition, and any other costs and expenses incurred by Landlord in pursuit of its remedies hereunder, or in renting the Demised Premises to others from time to time (all such Base Annual Rent, additional rent, damages, costs, fees and expenses being hereinafter referred to as “Termination Damages”), which, at the election of the Landlord, shall include either:

(a)

An amount equal to the Base Annual Rent and additional rent which would have become due during the remainder of the Term of this Lease, less the amount of rental, if any, which Landlord shall receive during such period from others to whom the Demised Premises may be rented (other than any additional rent received by landlord as a result of any failure of such other person to perform any of its obligations to Landlord), in which case such Termination Damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant’s default and continuing until the date on which the Term of this Lease would have expired but for Tenant’s default.  Separate suits or actions may be brought to collect any such Termination Damages for any subsequent month(s) by similar proceedings, or Landlord may defer any suits or actions until after the expiration of the Lease Term; or

(b)

An amount equal to the present value (as of the date of Tenant’s default) of all Base Annual Rent and additional rent which would have become due during the remainder of the Term of this Lease, discounted at the rate of eight percent (8%) per annum, shall be payable to Landlord in one lump sum on demand.

20.5

If Tenant shall (i) generally not pay Tenant’s debts as such debts become due or become insolvent, (ii) make an assignment for the benefit of creditors, (iii) file, be the entity subject to, or acquiesce in a petition in any court (whether or not pursuant to any statute of the United States or any state) in any bankruptcy, reorganizations, composition, extension, arrangement, or insolvency proceedings, or (iv) make an application in any proceedings for, be the entity subject to, or acquiesce in, the appointment of a custodian, trustee, receiver or agent for Tenant or all or any portion of Tenant’s property; or (v) acquiesce in any petition filed against Tenant in any court (whether or not pursuant to any statute of the United States or any state) in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings, in which Tenant is the subject entity, and, in any of the foregoing enumerated events, (1) an order for relief be issued thereon, or (2) such petition shall be approved by any court, or (3) such proceedings shall not be dismissed, discontinued, terminated or vacated within thirty (30) days after such petition is filed; then, in any of said events, this Lease shall immediately cease and terminate at the option of Landlord with the same force and effect as though the date of occurrence of said event was the date herein fixed for expiration of the term of this Lease and all unpaid installments of Base Annual Rent and additional rent remaining unpaid for the balance of the term of this Lease shall become immediately due and payable to Landlord.  In case any of the foregoing provisions are unenforceable or invalid under the Bankruptcy laws of the United States or the insolvency laws or laws for the relief of debtors of any state or territory, the remaining provisions of this Section shall not be affected thereby, but shall remain in full force and effect.  No trustee, interim trustee, debtor in possession, debtor engaged in business, custodian, receiver or assignee, or any fiduciary by whatever name, in dominion, control, custody or title, acting under the purported authority of any law, may assume or assign this Lease without the prior written consent of Landlord unless all requirements of the Bankruptcy Laws of the United States are fully satisfied.  Such requirements in the event of a proceeding under 11 U.S.C. 101, et seq., include specifically, but without limitation, full compliance with 11 U.S.C. 365 (b) (1) (A), (B) and (C), (b) (3) (A), (B) and (C), (b) (4) and (f) (2) (A) and (B).  If the property of Tenant is under administration pursuant to the provision of 11 U.S.C. 101, et seq., then no claim of Landlord for failure or refusal of Tenant to perform the covenants of this Lease shall exceed amounts allowable under 11 U.S.C. 502 (b) (A) and (B), together with any other amounts allowable to Landlord under other provisions of 11 U.S.C. or interpretations thereof.

20.6

The provisions contained in this Section 20 shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have against Tenant for anticipatory breach of this Lease.  If, prior to the commencement of the term of this Lease, Tenant notifies Landlord of, or otherwise unequivocally demonstrates, Tenant’s intention to repudiate this Lease, Landlord may, at its option, consider this anticipatory repudiation as a breach of this Lease, in which event Landlord may retain all amounts paid upon execution of the Lease and the security deposit, if any, as termination damages of Landlord incurred as a result of such repudiation.  In addition, Tenant shall pay in full all amounts paid by Landlord pursuant to Section 37 of this Lease, all costs incurred by Landlord for Tenant Finishes or Alterations constructed or installed within the Demised Premises to the date of the breach, and all costs incurred by Landlord materials ordered at Tenant’s request for the Demised Premises.

21.

TENANT HOLDING OVER

In the event the Tenant shall hold over after the expiration of the term of this Lease or any renewal thereof, then commencing on the first day of the month following expiration of the term hereof and on the first day of each month during Tenant’s period of hold-over occupancy, Tenant shall pay to Landlord one hundred and fifty percent (150%) of the monthly installment of Base Annual Rent then in effect for the month immediately prior to the expiration of the term hereof and one hundred and fifty percent (150%) of the monthly amount of any Operating Expenses and other additional rent payable by Tenant pursuant to the terms of this Lease.

22.

HAZARDOUS SUBSTANCES

Tenant covenants and agrees that Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials (as defined below) on or about the Demised Premises or Building.  Tenant shall not allow the storage, use or disposal of such hazardous substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such hazardous substances or materials, nor allow to be brought into the Demised Premises or Building any such hazardous materials or substances except to use in the ordinary course of Tenant’s business, and then only after written notice is given to Landlord of the identity of such hazardous substances or materials.  Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended 42 U.S.C. Section 6901 et seq., any applicable state or local laws, ordinances, ordinances or regulations, and the regulations adopted under these acts.  If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials or substances due to acts or omissions of Tenant, then the costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional rent if such requirement applies to the Demised Premises or Building.  In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord’s request concerning Tenant’s best knowledge and belief regarding the presence of hazardous substances or materials on the Demised Premises.  In all events, Tenant shall indemnify and hold Landlord harmless from and against any and all claims, costs and liabilities, including without limitation reasonable attorney’s fees and costs incurred as a result of a release or threatened release or hazardous materials or substances on the Demised Premises or Building occurring while Tenant is in possession, or if caused by Tenant or persons acting under Tenant.  The within covenants shall survive the expiration or earlier termination of the Lease’s term.

23.

ATTORNMENT AND CURE RIGHTS

This Lease is subject and subordinate to any mortgage and/or deed of trust executed by Landlord which may now or hereafter affect this Lease, the Building or the land on which the Building is erected, and to all renewals, modifications, consolidations, replacements and extensions thereof.  In confirmation of such subordination, Tenant shall, within ten (10) business days after request therefore, execute any commercially reasonable certificate that the Landlord or Landlord’s lender may request and which does not negatively modify or amend this Lease in a material manner as to Tenant’s rights, duties or obligations hereunder.  Tenant agrees that in the event any proceeding is brought for the foreclosure of any mortgage or deed of trust encumbering the Demised Premises or the Building, Tenant shall attorn to the purchaser at such foreclosure sale and shall recognize such purchaser as the Landlord under this Lease, and Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event any such foreclosure proceeding is prosecuted or completed provided that the Purchaser at any such foreclosure sale shall recognize this Lease and the rights of Tenant hereunder as long as Tenant is not in default in the performance of any of the terms and provisions on Tenant’s part to be kept and performed under this Lease.  Tenant agrees that upon such attornment, such purchaser shall not be (1) bound by any payment of Base Annual Rent or additional rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease but only to the extent such prepayments have been delivered to such purchaser, (2) bound by any subsequent amendment of this Lease made without the consent of the lender providing permanent financing for the Demised Premises or the Building, (3) liable for damages for any act or omission of any prior landlord, or (4) subject to any offsets or defenses which Tenant might have against any prior landlord, provided, however, that after succeeding to Landlord’s interest under this Lease, such purchaser shall perform in accordance with the terms of this Lease all obligations of Landlord arising after the date such purchaser acquires title to the Demised Premises or the Building.  Upon request by such purchaser, Tenant shall execute and deliver an instrument or instruments confirming its attornment.

Contemporaneous with the execution of this Lease, Tenant shall execute a Subordination, Non-Disturbance and Attornment Agreement (the “SNDA”) substantially in the form required by Landlord’s current mortgage lender.  Upon receipt of said fully executed SNDA, Landlord shall forward the SNDA to its lender for execution.

24.

MORTGAGEE REQUIREMENTS

Tenant shall, at its expense, comply with all reasonable requirements and notices of any financial institution(s) providing funds for the permanent financing or refinancing of the Building, respecting all matters of occupancy, use, condition or maintenance of the Demised Premises provided the same shall not unreasonably interfere with the conduct of Tenant’s business nor materially limit or affect the rights of the parties under this Lease.  In addition, notwithstanding acceptance and execution of this Lease by the parties hereto, it is understood and agreed that the terms hereof shall be automatically deemed modified, if so required, for the purpose of complying with or fulfilling the reasonable requirements of any lender secured by a mortgage or deed of trust which may now or hereafter be placed or secured upon the Building by any financial institution providing funds for the permanent financing or refinancing of the Building, provided, however, that such modifications shall not be in material derogation or diminution of any of the rights of the parties hereunder, nor materially increase any of the obligations or liabilities of the parties hereunder.  In the event any lender requires commercially reasonable changes to this Lease as described above, Landlord may submit to Tenant a written amendment to this Lease incorporating such changes and, if such amendment does not interfere with the conduct of Tenant’s business or materially limit or affect Tenant’s rights and privileges hereunder, Tenant hereby covenants and agrees to execute, acknowledge and deliver such amendment to Landlord within ten (10) business days after Tenant’s receipt thereof.

25.

ESTOPPEL CERTIFICATES

Tenant shall, without charge, at any time, and from time to time, within ten (10) business days after receipt of request therefore by Landlord, execute, acknowledge and deliver to Landlord, any mortgagee, assignee of a mortgagee, or any purchaser of the Building or any other person designated by Landlord, as of the date of such Estoppel Certificate, the following: (1) whether or not Tenant is in possession of the Demised Premises; (2) whether or not this Lease is unmodified and in full force and effect (or if there has been a modification, that the Lease is in full force and effect (or if there has been a modification, that the Lease is in full force and effect as modified and setting forth such modification); (3) whether or not there are then existing any set-offs or defenses against the enforcement of any right hereunder (and, if so, specifying the same in detail); (4) the dates, if any, to which any Base Annual Rent, additional rent or other charges have been paid in advance; (5) that Tenant has no knowledge of any other such uncured defaults on the part of Landlord’s obligations under this Lease (or if Tenant has knowledge, specifying the same in detail); (6) that Tenant has no knowledge of any event having occurred that authorizes the termination of this Lease by Tenant (or if Tenant has such knowledge, specifying the same in detail); and (7) the address to which notices to Tenant should be sent.  Any such statement delivered pursuant hereto may be relied upon by Landlord or any mortgagee or prospective purchaser or mortgagee of the Building or any part thereof or estate therein.  Tenant acknowledges that time is of the essence to the delivery of such statements by Tenant and that Tenant’s failure or refusal to do so may result in substantial damages to Landlord resulting from, for example, delays suffered by Landlord in obtaining financing or refinancing secured by the Demised Premises or the Building.  Tenant shall be liable for all such damages suffered by Landlord as a direct result of Tenant’s failure or refusal.  In addition, if after thirty days from written notice requesting such estoppel certificate, Tenant’s failure or refusal to deliver such certificates within the time period aforesaid shall be conclusive evidence as against Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord’s performance of obligations hereunder, and (iii) that not more than one month’s installment of Base Annual Rent or any additional rent has been paid in advance of the due date.

26.

LANDLORD’S INABILITY TO PERFORM

This Lease and the obligations of Tenant to pay rent and perform all of the provisions on the part of Tenant to be performed hereunder shall in no way be affected, impaired, or excused because Landlord, due to unavoidable delays, (1) is unable to fulfill any of its obligations under this Lease; (2) is unable to supply or is delayed in supplying any service expressly or implied to be supplied; (3) is unable to make or is delayed in making any repairs, replacements, additions, alterations or decorations; or (4) is unable to supply or is delayed in supplying any improvements, equipment or fixtures.  Landlord shall be under no obligation to pay overtime labor rates.

27.

TRANSFER BY LANDLORD

Landlord may freely sell, assign, or otherwise transfer all or any portion of its interest under this Lease or in the Demised Premises or the Building, and in the event of any such sale, assignment or other transfer, the party originally executing this Lease as Landlord, and any successor or affiliate of such party, shall, without further agreement between Landlord and Tenant or between Landlord and/or Tenant and the person or entity who is the purchaser, assignee or other transferee of Landlord, be relieved of any and all of its obligations under this Lease, and Tenant shall thereafter be bound to such purchaser, assignee or other transferee, as the case may be, with the same effect as though the latter had been the original Landlord hereunder provided any such assignee, purchaser or transferee has assumed the obligations of Landlord hereunder.

28.

WAIVER

If under the provisions hereof Landlord shall institute proceedings and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any covenant herein contained nor of any of Landlord’s rights hereunder.  No waiver of any breach of any covenant, condition, term or agreement herein contained shall operate as a waiver of the covenant, condition, term or agreement itself or of any subsequent breach thereof.  No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver shall be in writing signed by Landlord.  No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Base Annual Rent or additional rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Base Annual Rent or additional rent nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Base Annual Rent or additional rent be deemed an accord and satisfaction, and the Landlord may accept such check or payment without prejudice to the Landlord’s right to recover the balance of such Base Annual Rent and/or additional rent or pursue any other remedy in this Lease provided.  No reentry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.

29.

ATTORNEY’S FEES.

If any person not a party to this Lease shall institute an action against Tenant in which Landlord shall be made a party, Tenant shall indemnify and save Landlord harmless from all liability by reason thereof, including reasonable attorneys’ fees, and all costs incurred by Landlord in such action to the extent not attributable to the negligence of Landlord.  If any action shall be brought by either party to enforce any obligation of the other party under this Lease, or for or on account of any breach of or to enforce or interpret any of the terms, covenants or conditions of this Lease, or for the recovery of possession of the Demised Premises, the prevailing party shall be entitled to recover from the breaching part, as a part of the prevailing party’s costs, its reasonable attorneys fees, the amount of which shall be fixed by the court and shall be made a part of any judgment in favor of the prevailing party, and court costs.

30.

GENERAL PROVISIONS

30.1

Definition of “Landlord”.  As used herein, the term “Landlord” shall mean the entity herein named as such, and its successors and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as it would have had, had it originally signed this Lease as the

Landlord.  No person holding the Landlord’s interest hereunder (whether or not such person is named as “Landlord” herein) shall have any liability hereunder after such person ceases to hold such interest, except for any such liability accruing while such person holds such interest.  Neither the Landlord nor any principal of the Landlord, whether disclosed or undisclosed, shall have any personal liability under any provision of this Lease.  If the Landlord defaults in the performance of any of its obligations hereunder or otherwise, the Tenant shall look solely to the Landlord’s equity, interest and rights in the Building for satisfaction of the Tenant’s remedies on account thereof.

30.2

Definition of “Tenant”.  As used herein, the term “Tenant” shall mean each person hereinabove named as such and such person’s heirs, personal representatives, successors and assigns, each of whom shall have the same obligations, liabilities, rights and privileges as it would have possessed had it originally executed this Lease as the Tenant; provided, that no such right or privilege shall inure to the benefit of any subtenant or assignee of the Tenant, immediate or remote, unless the assignment to such assignee or the sublease with such subtenant is made in accordance with the provisions of Section 8, hereof.  In the event that two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant or guarantee this Lease as guarantors, the liability of each such individual, corporation, partnership or other business association to pay rent and perform all other obligations hereunder shall be deemed to be joint and several.  In like manner, in the event that the Tenant named in this Lease shall be a partnership or other business association, the members of which are by virtue of statute or general law subject to personal liability, then, and in that event, the liability of each such member shall be deemed to be joint and several.  Notwithstanding any other provisions hereof, or of any rule or provision of law, the failure or refusal by Landlord to proceed, in the event of a breach or default by Tenant, against all the individuals, corporations, partnerships or other business associations comprising the Tenant (or any combination of two or more thereof) or against Tenant or against one or more of the guarantors, if any, hereof shall not be deemed to be a release or waiver of any rights which Landlord may possess against such other individuals, corporations, partnerships, or associations not so proceeded against, nor shall it not be deemed to be a release or waiver of any rights which Landlord may possess against such other individuals, corporations, partnerships, or associations not so proceeded against, nor shall the granting by Landlord of a release of, or execution of a covenant not to sue anyone or more of the individuals, corporations, partnerships, or other business associations comprising the Tenant (or any combination of two or more thereof) or the guarantors, if any, constitute a release or waiver, in whole or in part, of any rights which Landlord may possess against such other individuals, corporations, partnerships, or associations not so released or granted a covenant not to sue.  In the event the Tenant or any guarantor of the Tenant’s obligations hereunder is a corporation or partnership, the persons executing this Lease on behalf of the Tenant and/or such guarantor(s), as the case may be, hereby represent and warrant that: the Tenant and/or such guarantor(s), as the case may be, is a duly constituted corporation or partnership qualified to do business in the State of Missouri; all of Tenant’s and/or said guarantor’s franchise and corporate taxes have been paid to date; that Tenant and/or such guarantor(s), as the case may be, is otherwise in good standing in the State of its incorporation; and that such persons are duly authorized to execute and deliver this Lease on behalf of Tenant.

30.3

No Partnership.  Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of Landlord and Tenant.

30.4

No Representation.  Neither Landlord nor any agent or employee of Landlord has made any representation or promise with respect to the Demised Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Tenant except as herein set forth.

30.5

Brokers.  Landlord and Tenant each represent and warrant to the other that neither of them has employed or dealt with any broker, agent or finder, other than The Tenant Rep Agency and The Koman Group, L.L.C. in carrying on the negotiations relating to this Lease.  Landlord shall pay The Tenant Rep Agency and The Koman Group, L.L.C. a brokerage commission in accordance with a separate agreement with said brokerage companies.  Tenant and Landlord shall mutually indemnify and hold each other harmless from and against any claim or claims for brokerage or other commissions asserted by any broker, agent or finder engaged by either party.

30.6

Invalidity of Particular Provisions.  It is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, one of which would render the provision invalid, and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.  If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remaining terms and provisions of this Lease, or the application of such terms and provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

30.7

Notices.  All notices required to be given hereunder by either party to the other shall be given by personal delivery, sent by a reputable private carrier of overnight mail or by certified or registered mail, return receipt requested.  In the event notice is given by personal delivery, notice shall be deemed given when delivered; if notice is given by private carrier or overnight mail it shall be deemed made on the day after such sending; or if by certified or registered mail, it shall be deemed given when deposited into the United States mail, postage prepaid.  Notices to the respective parties shall be to the address written below or such other address as notified to the other parties and such notice shall be deemed to be made on the fifth (5th) day after such mailing:

If to the Landlord:	Cornerstone Opportunity Ventures, LLC
c/o The Koman Group
One CityPlace Drive, Suite 540
Creve Coeur, Missouri 63141
Attn: Charles E. Gillum

With a copy to:	The Koman Group
One CityPlace Drive
Suite 540

Creve Coeur, Missouri 63141
Attention: General Counsel

If to the Tenant:	Cejka Search, Inc.
________________________
________________________
________________________

Any party may, by like written notice, designate a new address to which such notices shall be directed.

30.8

Construction.

(a)

As used herein, the term “person” shall mean a natural person, a trustee, a corporation, a partnership and any other form of legal entity; and all references made (1) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, and (2) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well.

(b)

The headings of the Sections hereof are provided only for convenience of reference, and shall not be considered in construing the contents thereof.

(c)

Time is of the essence with respect to each of Tenant’s obligations under this Lease.

(d)

Although the printed provisions of this Lease were drawn by Landlord, this Lease shall not be construed for or against Landlord or Tenant, but this Lease shall be interpreted in accordance with the general tenor of the language in an effort to reach the intended result.

30.9

Governing Law.  This Lease shall be construed and enforced in accordance with the laws of the State of Missouri, and any action or proceeding arising hereunder shall be brought in the courts of State of Missouri.  If any such action or proceeding arises under the Constitution, laws or treaties of the United States of America, or if there is a diversity of citizenship between the parties hereto, so that suit may be brought in a United States District Court, it shall be brought in the United States District Court for the Eastern District of Missouri, Eastern Division.

32.

RIGHT OF FIRST OFFER

Provided no event of default has previously occurred, Tenant shall have a one time right of first offer (the “Right of First Offer”) to lease space located on the fourth (4th) floor of the Building (“RFO Space”) as its becomes available, provided that such Right of First Offer shall not include space subject to a right of renewal or expansion in favor of an existing tenant.   Whenever any portion of the RFO Space becomes available (the “RFO Available Space”), Landlord shall provide Tenant with written notice of availability, which notice shall state the date when renovation of the RFO Available Space could begin (the “Availability Date”), Base Annual Rent for the RFO Available Space, and other critical terms upon which Landlord would be willing to lease the RFO Available Space (the “RFO Terms”); provided, the Base Annual Rent for the RFO Available Space shall reflect the prevailing market rate for such space on the Availability Date as reasonably determined by Landlord.  Tenant shall have ten (10) business days to accept Landlord’s offer.  Tenant’s failure to respond timely shall constitute an election not to exercise

Tenant’s Right of First Offer as provided by this Section 32.  If Tenant elects to exercise its Right of First Offer, Landlord and Tenant shall promptly execute a new lease or amendment to this Lease for the RFO Available Space incorporating the RFO Terms and providing that the payment of Base Annual Rent and additional rent shall commence upon the earlier of (i) ninety (90) days from the Availability Date, or (ii) substantial completion of any tenant improvements to be performed by Landlord and/or Tenant pursuant to the RFO Terms.  Landlord shall deliver the RFO Available Space no later than the Availability Date, subject to Landlord’s right and obligation to complete any tenant improvements contemplated by the lease for the RFO Available Space following the Availability Date.  If Tenant does not exercise its Right of First Offer on the RFO Available Space, Tenant’s Right of First Offer as to the RFO Available Space shall forever terminate and Landlord may offer the same to potential tenants on the same material conditions as the RFO Terms; provided, however, if, prior to securing the first new tenant for the RFO Available Space, Landlord must materially alter the RFO Terms from those presented to Tenant, then the RFO Available Space shall again be subject to Tenant’s Right of First Offer.

33.

RESOLUTION OF DISPUTES

Landlord and Tenant will use their best efforts to resolve any disputes between them with respect to their respective obligations and the completion of the Landlord’s Work and Tenant’s Work as efficiently and as cost-effectively as possible.

At all relevant times, Landlord and Tenant will make bona fide and good faith efforts to resolve all disputes by amicable negotiations; and ensure their representatives will meet, negotiate in good faith and try to resolve each dispute without litigation.

If a dispute cannot be resolved through amicable negotiations, Landlord and Tenant will promptly participate in mediation with a mutually acceptable mediator.

The parties will share the cost of the mediator equally and bear their own costs with respect to the mediation.

34.

ENTIRE AGREEMENT

This Lease together with all Exhibits attached hereto contains and embodies the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, between the parties not contained and embodied in this Lease shall be of any force or effect, and this Lease may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing signed by all parties hereto.  All of Tenant’s duties and obligations hereunder, including but not limited to Tenant’s duties and obligations to pay Base Annual Rent, additional rent and the costs, expenses, damages and liabilities incurred by Landlord for which Tenant is liable, shall survive the expiration or termination of this Lease for any reason whatsoever.

35.

NO OPTION

The submission of this Lease for examination or consideration by Tenant or discussion between Tenant and Landlord does not constitute a reservation of or option for the Demised Premises or any other space in the Building, and this Lease shall be and become effective as Lease and agreement only upon legal execution, acknowledgment and delivery hereof by Landlord and Tenant.

36.

SATELLITE DISH

At any time during the Term of the Lease, Tenant, at its sole cost and expense, and upon the payment of rent equal to the then prevailing market rental rates for roof top facilities, as determined by Landlord in its reasonable discretion, may elect to install one (1) satellite dish or antenna and related communication equipment and facilities (collectively “Satellite Dish”) on the roof of the Building, by submitting a plan to Landlord for its approval, which approval shall not be unreasonably withheld, conditioned or delayed.  The area for the Satellite Dish shall provide for the proper functioning of the Satellite Dish.  Tenant shall also be permitted to modify or replace same, subject to the terms of this Section 36.  Notwithstanding anything herein to the contrary, the Satellite Dish shall be consistent with the specifications provided by Tenant to Landlord, which shall provide for a Satellite Dish no more than one and one-half (1.5) meters in diameter and shall not be visible or protrude beyond the “sky exposure plane” as defined in the City of Creve Coeur zoning ordinance above the screen located on the roof of the Building.  Tenant shall be responsible for the installation, maintenance and removal of its Satellite Dish and any municipal requirements and or permits, including the costs thereof.  Tenant will provide Landlord with copies of all applications for approvals, permits and licenses.  Landlord will also be provided with copies of permits and licenses as they are issued.  Tenant will provide insurance coverage and certificates including Landlord and Landlord’s agent, The Koman Group, L.L.C. as additional insureds to the extent of Tenant’s indemnity obligations hereunder.  Tenant will provide Landlord with certificates of completion and lien releases and assurances that no mechanic’s lien will attach to the Building as a result of the work performed pursuant to this Section.  If a mechanic’s lien is recorded against the Building, Tenant will take whatever steps are necessary to remove or bond over said lien with ten (10) business days after Tenant’s receipt of notice of such filing of any such lien.  Upon removal of the Satellite Dish (including related cabling, unless such cabling is fully contained within conduit), Tenant agrees to repair any damage to the roof caused by the installation, presence, use of and removal of the Satellite Dish.  Tenant believes that use of the Satellite Dish will not interfere with transmission or reception equipment located on the Building or any of the other buildings in the CityPlace Campus.  If the Satellite Dish installations should cause measurable interference with installations that are in existence prior to the date of this Lease, Tenant shall eliminate it in a timely manner after written notice from Landlord.  Notwithstanding anything herein to the contrary, the Satellite Dish, cables and conduits shall remain the property of Tenant for the duration of the Lease.  Tenant shall have the obligation to remove at its cost such equipment at the expiration or earlier termination of the Lease.  Tenant will indemnify and hold Landlord harmless from and against liability, damages, costs and expenses incurred by Landlord arising out of Tenant’s negligent installation, use, maintenance and removal of the Satellite Dish, cables and conduits.

37.

RENEWAL OPTION.

Tenant shall have the right to renew this Lease for one (1) additional consecutive five (5) year term upon delivery of written notice to Landlord at least nine (9) months prior to the end of the initial term of this Lease.  The Tenant shall have the right to renew the lease at the market rate at the time of renewal, but in no event will the renewal rent be less than the Base Monthly Rent rate in effect at the time of renewal.  In the event Tenant exercises this Option to Renew Lease, Landlord shall adjust the Base Year at the time of renewal.

38.

RENT SUPPLEMENT

Beginning on the Lease Commencement Date, Landlord agrees to pay all monthly installments of base rent and  operating expenses that may arise pursuant to that certain Lease, dated December 1, 2001 (the “Existing Lease”) between Clayton Investors Associates, LLC, a Delaware limited liability company, and Tenant for Tenant’s existing premises located at 222 South Central Avenue, Suite #_______, Clayton, Missouri 63105 (the “Existing Premises”).  Tenant hereby represents and warrants to Landlord that the current term of the Existing Lease shall continue until November 30, 2008 and Tenant’s monthly installments of base rent and operating expenses under the Existing Lease does not and shall not, at any time, exceed (i) Forty Two Thousand One Hundred Twenty Two and 90/100 Dollars ($42,122.90) per month for the period commencing on the date hereof and ending December 31, 2007, and (ii) Forty Two Thousand Three Hundred Thirteen and 49/100 Dollars ($42,313.49) per month for the period commencing January 1, 2008 and ending November 30, 2008 (the “Rent Supplement Limit”).  Tenant shall not exercise or allow to be exercised any extension in the term of the Existing Lease or expansion in the size of the Existing Premises.  Tenant shall be solely responsible for the compliance and satisfaction of all other duties and obligations imposed on Tenant pursuant to the Existing Lease, including any obligation to pay base rent and operating expenses in excess of the Rent Supplement Limit set forth hereinabove.  Immediately upon execution of this Lease, Landlord and Tenant shall begin working together diligently and in good faith in an effort to assign to a third party or terminate the Existing Lease or sublease the Existing Premises to a third party and obtain the approval of the landlord under the Existing Lease thereto.  Tenant shall take all measures reasonably requested by Landlord in order to effectuate the foregoing.  In the event Landlord and/or Tenant are successful in obtaining the assignment or termination of the Existing Lease or sublease of the Existing Premises for all or a portion of the remaining term thereof, Landlord shall be entitled to realize and receive the full benefit of such assignment, termination or sublease including, without limitation, the payment of any value received by Landlord or Tenant for such assignment, termination or sublease such as consideration for assignment, rent for sublease or reduced base rent payable due to a termination.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have caused this Lease to be signed as of the day and year first above written.

LANDLORD:
CORNERSTONE OPPORTUNITY VENTURES, LLC

By:	/s/ Charles E. Gillum
Charles E. Gillum, Director of Asset Management

TENANT:
CEJKA SEARCH, INC.

By:	/s/ Carol D. Westfall
Name:	Carol D. Westfall
Title:	President

EXHIBIT “A”

FLOOR PLAN

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EXHIBIT “B”

BUILDING SITE PLAN

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BUILDING SPECIFICATIONS

CITYPLACE FOUR

SIZE:

Approximately 103,034 rentable square feet on five levels.

DESIGN:

Featuring a structural steel beam and purlin system with curtain wall skin and exterior polished granite with insulated sapphire blue, solar gray and clear reflective glass providing optimal shading coefficients for superior operating efficiency.

LIFE SAFETY SYSTEM:

The building will feature the latest life safety system.  The building will be equipped with a fire sprinkler system, with semi-recessed sprinkler heads.

HVAC:

The central air distribution system will feature two high efficiency penthouse units with three chiller units providing cooling capacity to cool the building to 75 degrees interior temperature at 95 degrees outdoor temperature.  The utilization of multiple units provides a level of redundancy that will eliminate total building cooling outages and will provide efficient system operation.

Variable air volume and fan terminal units will distribute the air to the usable space.  Each individual thermostat will control one VAV box and an average of four diffusers are provided for every 1,000 square feet of leased area.

SECURITY:

A security system will be connected to the campus system, which will operate 24 hours per day, 7 days per week.  The card access security system monitors all after hour use of the Demised Premises and records each individual tenant’s time of access on the building computer system.  Also, the elevator card reader will restrict access to authorized floors.

AUTOMATION SYSTEM:

This unique feature will provide individual tenants with the optimal combination of environmental control and efficiency.  The automation system operates the building 24 hours per day at the most efficient point, maximizing tenant comfort while minimizing operating cost.  A built-in microprocessor provides night setback and optimal start and stop of mechanical systems with constant monitoring of the building’s temperature.  The system will be linked to a terminal in The Koman Group Management Office and at an off-site monitoring facility ensuring immediate response to any malfunction.

CARD ACCESS SYSTEM:

The card access system will allow tenants to operate the building mechanical systems during after-hours.  The system automatically recognizes an individual tenant code and activates the equipment needed to service its floor upon entrance to the building.  A tenant can operate his zone of any single floor without activating the entire building system resulting in substantial energy savings.  The system will automatically shut off after two hours of operation, simultaneously logging into

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memory information regarding the tenant name, employee name and suite number.

ELEVATORS:

Three high-speed elevators will serve the central lobby area.  Passenger cab finishes will feature etched stainless steel doors, fabric wrapped panels, and custom handrails. This includes a 3,500-lb. Capacity service/passenger elevator located at the building core, with access to the first floor truck height loading dock.

LANDSCAPING:

The CityPlace campus contains ample landscaped green area, maintained year-round.  The campus environment contains a three-acre lake, jogging/fitness trail, wooded sectors, numerous planted areas and vast expanses of well-manicured lawns.  A fully automatic irrigation system insures the beauty of these areas on a year round basis.

ELECTRICAL:

The electrical system has been designed to accommodate today’s intensive electrical users with the flexibility to adapt to future technological advancements.  The 2’ x 4’ recessed three-tube, parabolic lens lights have an energy saving ballast for the ultimate in operating efficiency and reduction of glare.  A 2,000-ampere 277/480 3-phase/4-wire service provides oversized capacity for equipment loads and future power needs.

PLUMBING:

Each floor will contain one set of restroom facilities.  Additional wet columns will be located in each wing of the building providing for specialized tenant plumbing requirements.

FLOOR LOADS:

The live load capacity will be 100 pounds per square foot, with code allowable reductions.

CEILING HEIGHT:

All office ceilings are approximately nine feet high.

FIBER OPTICS:

A campus-wide “fiber loop” is tied into each building, providing a high level of redundancy against down time.  Tenants are able to choose between multiple vendors for better savings and more choices for different levels of service.

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EXHIBIT “D”

CONSTRUCTION PROVISIONS

These provisions define the scope of work to be provided by Landlord in the Demised Premises under the terms of the Lease and have the meanings set forth therein unless provided otherwise.

It is the intent of these provisions that Tenant shall be permitted freedom in the interior design and layout of its space so long as same is consistent with Landlord’s policies and structural requirements, applicable building codes, and with sound architectural and construction practices, and provided further than no interference is caused to the operation of the Building’s mechanical heating, cooling or electrical systems or structure, or other Building operations or functions, and that no unusual increase in maintenance, insurance, taxes, fees or utility charges will be incurred by Landlord or other tenants in the Building as a result thereof.  Any additional cost of design, construction, operation, insurance, maintenance, taxes, fees or utilities which results therefrom shall be charged to Tenant and paid for by Tenant in accordance with the provisions hereof and of the Lease.

Landlord shall provide Tenant a tenant improvement allowance of Fifteen and 00/100 Dollars ($15.00) per rentable square foot of the Demised Premises for construction of a finish to the Demised Premises (the “Improvement Allowance”).  Said Improvement Allowance shall be paid directly by Landlord to the general contractor performing the Tenant Finish.  The Koman Group, L.L.C. (“TKG”) will act as Construction Manager for construction of the Tenant Finish for a fee equal to four percent (4%) of the hard costs of construction of the Tenant Finish.  TKG shall be responsible for the selection of a general contractor to perform the Tenant Finish, with Tenant’s consent (as contemplated below), and shall generally be responsible for oversight of such general contractor and the performance of the Tenant Finish.  The Tenant Finish will be bid out to no less than two (2)  general contractors with final approval of award and schedule to be mutually agreed on by Tenant, TKG and Landlord, which approval shall not be unreasonably withheld or delayed.  Tenant agrees to accept Landlord’s base building subcontractor for any construction work on HVAC, mechanical, plumbing, life safety or electrical systems.  Notwithstanding anything herein to the contrary, the aforesaid Improvement Allowance shall apply from the existing base Building finish and existing Demised Premises finish.  Tenant shall use Bond Wolfe Architects, Inc. to prepare space plans and construction documents for the Tenant Finish.

Tenant shall be responsible for any costs in excess of the Improvement Allowance.  If the cost to construct the Tenant Finish is greater than the amount of the Improvement Allowance, then such excess shall be paid by Tenant within thirty (30) days of substantial completion of the Tenant Finish and Tenant’s receipt of invoices for said Tenant Finish work; provided that if Tenant’s payment is late, Tenant shall pay an additional interest penalty to Landlord equal to the lesser of nine percent (9%) per annum of the cost of the unpaid invoice or the maximum amount permitted by law.  There will be no excess allowance refunded.

Landlord shall not be responsible for any delay in the Tenant Finish (and resulting delivery of the premises) which is caused solely by Tenant.  Tenant shall be deemed to have solely caused a delay in the tenant finish work if Tenant:

(a)

fails to provide a final Tenant Finish plan to Landlord no later than February 15, 2007;

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(b)

fails to approve of a general contractor for the Tenant Finish no later than March 1, 2007;

(c)

fails to approve and/or provide specific revisions within five (5) business days to the construction documents submitted in writing by Landlord to Tenant;

(d)

fails to approve in writing within two (2) business days, revised construction documents submitted in writing by Landlord to Tenant;

(e)

fails to respond within five (5) business days to the final budget plan submitted in writing by Landlord to Tenant;

(f)

fails to approve in writing, within two (2) business days, a revised budget plan submitted in writing by Landlord to Tenant;

(g)

fails to release, within two (2) business days, any subcontractor submitted by Landlord to Tenant for authorization; or

(h)

fails to approve in writing, within two (2) business days, a change order submitted in writing by Landlord to Tenant for approval.

In addition, if a delay in the completion of the Tenant Finish is caused solely by Tenant (as set forth above), then Tenant shall pay Landlord Base Annual Rent and additional rent for any period wherein Tenant did not occupy the Demised Premises as a result of said delay.

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EXHIBIT “D-1”

TENANT FINISH PLAN

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EXHIBIT “E”

FORM OF CERTIFICATE

This Certificate is being provided pursuant to the terms and provisions of that certain Lease Agreement dated February __, 2007 (the “Lease”), between Cornerstone Opportunity Ventures, LLC (“Landlord”) and Cejka Search, Inc. (“Tenant”).  Landlord and Tenant desire to confirm that the following terms that are defined in the Lease shall have the meanings set forth below for all purposes in the Lease:

1.

The Occupancy Date is ___________________________, 2007.

2.

The Lease Commencement Date is _________________, 2007.

3.

The date upon which Tenant shall commence to pay Base Annual Rent is _________________, 2007.

4.

The initial term of the Lease shall expire on __________________, 2017.

5.

The actual square footage of the Demised Premises is 27,051 rentable square feet.

6.

The actual Base Annual Rental during the first Lease Year is $754,722.90 payable in monthly installments of $62,893.58.

7.

Tenant’s actual proportionate share of the Operating Costs is 26%.

8.

All policies or certificates of insurance and evidence of payment of premiums for all insurance required pursuant to the terms of the Lease have been delivered by Tenant to Landlord.

TENANT:
CEJKA SEARCH, INC.

By:
Name:
Title:
Date:

LANDLORD:
CORNERSTONE OPPORTUNITY VENTURES, LLC

By:
Charles E. Gillum
Director of Asset Management

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EXHIBIT “F”

RULES AND REGULATIONS

Unless the context otherwise requires, the terms used in this Exhibit shall have the same meanings as provided in the foregoing Lease Agreement.

The following rules and regulations have been formulated for the safety and well being of all tenants of the Building (“tenants”).  Strict adherence to these rules and regulations is necessary to guarantee that every tenant will enjoy a safe and undisturbed occupancy of its Demised Premises in the Building.  A violation of these rules and regulations by Tenant shall constitute a default by Tenant under the Lease.

Landlord reserves the right to rescind, amend, alter or waive any of the foregoing rules or regulations at any time when, in its reasonable judgment, it deems it necessary, desirable or proper for the best interest of the tenants, and no such rescission, amendment, alteration or waiver of any rule or any regulation in favor of one tenant shall operate as a rescission, amendment, alteration or waiver in favor of any other tenant.  Landlord shall not be responsible to any tenant for the non-observance of, or violation by, any other tenant of any of these rules and regulations at any time.

Landlord may, upon request of any tenant, waive the compliance by such tenant of any of the rules and regulations, provided that (i) no waiver shall be effective unless signed by Landlord or Landlord’s authorized agent, (ii) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future unless otherwise agreed to by Landlord, (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with these rules and regulations, and (iv) any such waiver by Landlord does not relieve Tenant for any loss or damage occasioned as a result of Tenant’s failure to comply with any rule or regulation.

1.

The passenger elevators are not to be used as service cars for deliveries or moving of equipment without the consent of Landlord or Landlord’s Building Manager.  Any tenant violating the use of the passenger elevators will be held responsible for all damages sustained as a result of such use.  The freight elevator is not to be used for general passenger traffic.

2.

Office areas, lobbies, corridors and the public rest rooms will be cleaned Monday through Friday, except holidays, after normal business hours.  Only those items placed in proper trash receptacles, or clearly marked “Trash” will be disposed of by the cleaners.  No trash, empty boxes or containers are to be placed outside the Demised Premises.  Tenant shall place and store all trash, garbage and refuse on its Demised Premises in the proper containers as required by the Health and Sanitary Regulations of the State of Missouri.  Tenants must make arrangements for disposal of large packing boxes or bulky items from their offices at their own expense.  Desks will be dusted only if cleared of paper and working materials.

3.

No disabled vehicle, automobile, truck, trailer, or bicycle shall be left on the Property for more than forty-eight (48) hours.  In the event that this rule is not complied with, the Landlord shall have the right to tow away said vehicle at the expense of the Tenant without notice.

4.

No Tenant, or any person or firm associated with a Tenant, shall at any time bring or keep upon the Demised Premises any flammable, combustible or explosive fluid, chemical or substance.

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5.

No Tenant shall burn any trash or garbage of any kind in or about its Demised Premises or the Building.

6.

Tenant shall immediately notify Landlord or Landlord’s Building Manager of any serious breakage, sickness, fire or disorder which comes to Tenant’s attention, either in a tenant area or in any common area of the Building.

7.

IMMEDIATELY, upon hearing the fire signal, each person will:

a.

Pick up wearing apparel and personal belongings; do not carry umbrellas or other large objects with you.

b.

Walk - DO NOT RUN - to the nearest stairway, enter, and proceed to exit the Building.  Do not use the elevators.  Do not linger.  Keep moving.

c.

You will be advised when it is safe to re-enter the Building.  Anyone discovering a fire will follow the directions posted on each fire alarm box, and then station himself or herself outside the Building to direct the responding fire equipment to the location of the fire.

8.

No sweepings, rubbish, rags or other substances shall be thrown into the plumbing system.  All damage resulting from misuse of the plumbing fixtures shall be borne by the Tenant, or its servants, employees, agents, visitors or licensees who caused such damage.  The Tenant shall maintain private plumbing fixtures tied into the Building plumbing system.

9.

Except as may be otherwise permitted by the Lease, Tenant shall not tie into nor permit others to tie into the electrical or water supply lines on the Demised Premises without the prior written consent of the Landlord.

10.

Landlord reserves the right to require Tenant to discontinue any display or demonstration in or from the Demised Premises, which, in Landlord’s reasonable opinion, creates an interference with the use of the public passageways of the Building or constitutes a nuisance or an unhealthy or unsafe condition.

11.

Except for purposes of emergency, notices, posters or advertising media shall not be placed in the corridors, elevators, elevator lobbies, and main lobbies or on the exterior of the Building.

12.

Landlord shall have the right to prohibit any advertising by Tenant that, in Landlord’s opinion, tends to impair the reputation or desirability of the Building.  Tenant shall discontinue such advertising immediately upon receipt of written notice from the Landlord.

13.

Canvassing, soliciting and peddling in the Building is prohibited and each Tenant shall cooperate in preventing same.  Tenant shall not solicit business in the parking or common areas of the Building nor distribute handbills or other advertising material to automobiles parked in the parking lot or to offices in the Building.

14.

All moving or deliveries of safes, furniture, goods, wares, merchandise or bulky matter of any description to, from or on behalf of Tenant shall be made through the loading dock facility.  All such merchandise shall be transported to and from the Demised Premises by way of the freight elevator, and specified stairs and passageways, only during the hours from time to time designated for such purpose by Landlord.  Hand trucks may be used only if equipped with non-marking tires and side guards.  At no time shall the passenger elevators or main lobby be used for such deliveries or movements.  Landlord shall in no way be held responsible for any charges for expenses incurred by such moving or deliveries.

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15.

Building employees are prohibited from signing for or receiving any package or article delivered to the Building for Tenant.  Any employee who does so is acting as receiving agent for Tenant and not Landlord.

16.

Tenant shall not permit the use of any device or instrument within its Demised Premises that would be disturbing to normal sensibilities of other tenants.  This includes sound reproduction systems, television sets, phonographs, radios or excessively bright, changing, flashing, flickering or moving lights, which are audible or visible beyond the confines of Tenant’s Demised Premises.  No Tenant shall make any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or Demised Premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, whistling, singing, or in any other way.  No Tenant shall throw anything out of the doors or windows or down the corridors or stairs of the Building.

17.

No Tenant shall permit any portion of its leased space to be used for any unlawful purpose.  No Tenant shall use any space in the Building for lodging or sleeping or for any immoral or illegal purpose.

18.

Safes and other heavy objects shall not be positioned or installed by Tenant until Landlord or Landlord’s Building Manager thereof approves the size and location in writing.

19.

Tenant shall insure that all entrance doors and windows within its Demised Premises are closed and locked when the offices are not in use.

20.

No Tenant shall mark, bore into, cut or in any way deface any part of the Demised Premises or the Building without the prior written consent of the Landlord.  All work involving partition changes, painting, repositioning of doors, installation of wiring or utility lines, shall first be approved in writing by the Landlord.

21.

If any Tenant desires to install carpeting, the area of the floor to be covered must first be prepared with cement or other similar adhesive material, and the carpet installed thereon.  Written permission of the Landlord must first be obtained; said permission is not to be unreasonably withheld.

22.

No antenna or disc of any kind will be installed on the roof, in the windows, or upon the exterior of the Demised Premises or the Building by any tenant, without the prior written consent of the Landlord said consent is not to be unreasonably withheld (and provided Landlord will have the right to charge Tenant a reasonable rate for such space).

23.

Tenants who require the assistance of one of the Building employees in making repairs or alterations to their Demised Premises are requested to contact the Building Manager with all such requests.  Individual Building employees are restricted to the performance of their regular duties, and additional tasks as specified by the Building Manager.

24.

The sidewalks, entries, passages, elevators, public corridors and staircases and other parts of the Building which are not occupied by the Tenant shall not be obstructed or used for any other purpose than ingress or egress.  Landlord shall have the right to control and operate the public portions of the Building and the facilities furnished for common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. Public portions and facilities furnished for the common use of the tenants are available at no cost to Tenant during Normal Business Hours only.  Use of such public portions and facilities after Normal Business Hours shall be authorized by and charged to

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Tenant as specified in writing by Landlord.  No tenant shall permit the visit to its Demised Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, elevators and other public portions or facilities of the Building by other tenants.

25.

The Tenant shall not install or permit the installation of any awnings, shades, drapes, curtains, blinds, shades, screens or other window coverings and the like in the Demised Premises which are visible from the exterior or public areas of the Building, nor shall Tenant install or permit the installation of any such items on any appurtenances to the Demised Premises, other than those approved by the Landlord in writing.  Drapes installed by Tenant, which are visible from the exterior of the Building, must be cleaned by Tenant at least once a year, without notice from Landlord, at Tenant’s own expense.

26.

Tenant shall not place any furniture, plants or any other items anywhere appurtenant to the Demised Premises, other than those approved by Landlord in writing.

27.

No additional locks or bolts of any kind shall be placed upon any doors or windows of the Demised Premises nor shall any changes be made in any existing locks without Landlord’s prior written consent.  The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress.  Each Tenant shall, upon the termination of its tenancy, return, to Landlord all keys and access cards used in connection with its Demised Premises, including any keys and access cards to the building, to the Demised Premises, to rooms and offices within the Demised Premises, to storage rooms and closets, to cabinets and other built-in furniture, to the fitness center, and to toilet rooms, whether or not such keys or access cards were furnished by Landlord or procured by Tenant, and in the event of the loss of any such keys or access cards, such Tenant shall pay to Landlord the cost of replacing the locks.  On termination of a Tenant’s Lease, the Tenant shall disclose to Landlord the combination of all locks for safes, safe cabinets and vault doors, if any, remaining in the Demised Premises.

28.

Electric and telephone floor distribution boxes must remain accessible at all times.

29.

No bicycles, vehicles, animals, birds or pets of any kind shall be brought into the Building or any Tenant’s Demised Premises.  No cooking, including cooking with hot plates, shall be done or permitted by any Tenant within the Demised Premises without the prior written consent of the Landlord.  No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from its Demised Premises.  Tenant shall be solely responsible for cleaning and maintaining any area used for cooking which has been approved by Landlord in writing so as to prevent the introduction of insects or vermin into the Demised Premises and the Building.  Notwithstanding the foregoing, Tenant may use a microwave oven in the Demised Premises.

30.

No space in the Building shall be used for the sale of goods in the ordinary course of business, or for the sale at auction of merchandise, goods or property of any kind.  Furthermore, the use of its Demised Premises by any tenant shall not be changed without the prior written approval of Landlord.  “Sale of goods in the ordinary course of business” means the sale of goods to the public at large.

31.

Landlord reserves the right to inspect all freight to be brought into the building and to exclude from the Building all freight that violates any of these rules and regulations or the Lease.

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32.

Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the Building Manager or security company.  Landlord may, at its sole option, require all persons admitted to or leaving the Building to register.  Each tenant shall be responsible for all persons for whom it authorizes entry into the Building and shall be liable to Landlord for all acts or omissions of such persons.

33.

Landlord’s employees shall not perform any work or do anything outside of their regular duties, unless under special instruction from the manager of the Building.  The requirements of tenants will be attended to only upon application to Landlord, and any such special requirements of Tenant shall be billed to Tenant (and paid as additional rent when the next installment of rent is due) in accordance with the schedule of charges maintained by Landlord from time to time or at such charge as is agreed upon in advance by Landlord and Tenant.

34.

Landlord will not repair or maintain suite finishes which are non-standard, such as kitchens, bathrooms wallpaper, special lights, etc. However, should the need arise for repairs of items not maintained by Landlord, Landlord will arrange for the work to be done at Tenant’s expense.

35.

After construction of the initial Tenant Finish, Tenant will bear the expense of all partitions dividing the Demised Premises from adjacent public corridors and one-half (1/2) of the partitions which divide the Demised Premises from adjacent space available for rent to other tenants of the Building.  Corridor partitions must be slab to slab, with insulation.  Divider partitions dividing adjacent space must be slab to slab, one sheet of drywall, with insulation.

36.

Tenant is responsible for care and maintenance of its own fire extinguishers, the number and size being determined by the code of the City of Creve Coeur.  Such extinguishers shall be checked and recharged annually at Tenant’s expense.

37.

 The use of space heaters is prohibited in the Building by the Code of the City of Creve Coeur for fire and life safety reasons.  The Landlord will remove any space heaters found in the Building.

38.

Any changes required to be made within the Demised Premises in compliance with any governmental and/or code changes during the initial lease term or renewal term shall be at Tenant’s sole cost and expense.

39.

Landlord adds the right to contract with an exclusive caterer for the Building or development and Tenant agrees to utilize this vendor as long as this vendor is priced comparable to other caterers in the area and provides service comparable for Class A users.

40.

The Building is entered after hours through a card access system.  Tenant will be invoiced for and agrees to pay as Additional Rent within thirty (30) days of invoicing Landlord’s standard charge for each access card Tenant requests.

41.

Tenant agrees to supply upon request a list of all employees and their respective automobile type and license plate numbers for Landlord’s file.  Tenant also agrees to update this list no more than one time per year upon Landlord’s request.

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EXHIBIT “G”

GUARANTY

In consideration of Cornerstone Opportunity Ventures, LLC (“Landlord”) entering into the Lease Agreement dated as of the ___ day of February __, 2007 (the “Lease”), between with Cejka Search, Inc., a Delaware corporation (“Tenant”), for the occupation by Tenant of certain Demised Premises as described in the Lease, the undersigned, being the corporate parent and owner of Tenant, does hereby expressly guaranty to Landlord, its successors and assigns, the prompt payment by Tenant of all Base Annual Rent, additional rent and any amount payable pursuant to the Lease, and the faithful performance by the Tenant of each and all of the terms, covenants and conditions of said Lease required to be performed by Tenant.

The undersigned expressly hereby waives notice of nonperformance of default by or on behalf of said Tenant, and to further expressly hereby waive any legal obligation or necessity for Landlord to proceed first against said Tenant or to exhaust any remedy Landlord may have against said Tenant, it being understood that in the event of default or failure of performance in any respect by said Tenant, Landlord may proceed and have right of action solely against either the undersigned or said Tenant, or jointly against the undersigned and said Tenant.

The undersigned agrees that any modification, waiver, change or extension of any terms, covenants or conditions of said Lease, which Tenant or Landlord may hereinafter elect to make, shall not in any way affect or impair guarantor's unconditional liability to Landlord.  This guaranty shall continue during the term of the Lease and any extensions thereof and until the surrender of the Demised Premises to the Landlord in the manner provided for in said Lease.  This guaranty shall not be diminished by any payment of Base Annual Rent, additional rent or performance of the terms and conditions of the Tenant by the guarantor, until each and all of Tenant's Lease obligations have been fully discharged.

In the event a suit or action is brought upon this guaranty, the undersigned do hereby agree to pay reasonable attorneys' fees and all court costs incurred by Landlord (if Landlord is the prevailing party in such action).

This guaranty shall be binding upon the successors and assigns of the undersigned and shall inure to the benefit of the successors and assigns of Landlord for the entire term of the Lease.

The obligations of the undersigned hereunder shall be joint and several.

Dated this 6th day of February, 2007.

CROSS COUNTRY HEALTHCARE, INC.

By:
Name:	Emil Hensel
Title:	Chief Financial Officer

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